exhibit 99.2

LIMITED LIABILITY COMPANY OPERATING AGREEMENT

OF MT. HAMILTON LLC

Dated effective as of December 22, 2010

THE SALE OF INTERESTS IN THE COMPANY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS IN RELIANCE ON EXEMPTIONS FROM REGISTRATION. INTERESTS MAY NOT BE OFFERED OR SOLD ABSENT AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE. THE COMPANY HAS THE RIGHT TO REQUIRE ANY POTENTIAL TRANSFEROR OF AN INTEREST TO DELIVER AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY BEFORE ANY TRANSFER TO THE EFFECT THAT EXEMPTIONS FROM APPLICABLE REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE FOR THE TRANSFER. IN ADDITION, THIS AGREEMENT CONTAINS ADDITIONAL SUBSTANTIAL RESTRICTIONS ON THE TRANSFER OF INTERESTS.

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                                              TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND INTERPRETATIONS		1
1.1	Definitions	1
1.2	Interpretation	1
1.3	Coordination with Exhibits	1
ARTICLE II THE LIMITED LIABILITY COMPANY		2
2.1	General	2
2.2	Name	2
2.3	Purposes	2
2.4	Limitation	3
2.5	The Members	3
2.6	Issuance of Additional Interests	3
2.7	Term	3
2.8	Registered Agent; Offices	3
ARTICLE III INTERESTS: CAPITAL CONTRIBUTIONS		3
3.1	Interests	3
3.2	Caital Contributions	4
3.3	Cash Calls	8
3.4	Remedies for Failure to Meet Cash Calls	9
3.5	Security Interest	10
3.6	Return of Contributions	10
3.7	Pledge and Subordination	10
3.8	Completion Guarantees	10
3.9	Cooperation with Financing Parties	10
3.10	Financing Parties' Right to Cure	11
ARTICLE IV MEMBERS		11
4.1	Limited Liability	11
4.2	Company Indemnification of Members	11
4.3	Member Indemnification	12
4.4	Member Reimbursement Obligations	13
4.5	Coordination	14

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4.6	Exclusive Rights of Members	14
4.7	Meetings; Written Consent	14
4.8	No Member Fees	14
4.9	No State-Law Partnership	14
4.10	No Implied Covenants; No Fiduciary Duties	14
4.11	Other Business Opportunities	15
ARTICLE V COMPANY MANAGEMENT		15
5.1	Management Authority	15
5.2	Management Committee	15
5.3	Manager; Duties	18
5.4	Standards of Care	21
5.5	Exculpation	21
5.6	Indemnification of Manager and Representatives	22
5.7	Resignation; Removal; Replacement	23
5.8	Payments to Manager	23
5.9	Affiliate Transactions	23
5.10	Changes to Mining Law	24
ARTICLE VI PROGRAMS AND BUDGETS; ACCOUNTING AND REPORTING		24
6.1	Operations Under Programs and Budgets	24
6.2	Presentation of Proposed Programs and Budgets	24
6.3	Approval of Proposed Programs and Budgets	24
6.4	Amendments	25
6.5	Election to Participate	25
6.6	Recalculation and Restoration for Actual Contributions	27
6.7	Delay in Approval of Proposed Programs and Budgets	27
6.8	Budget Overruns; Program Changes	28
6.9	Emergency or Unexpected Expenditures	28
6.10	Quarterly Reports	28
6.11	Inspection Rights	29
6.2	Independent Audit	29
ARTICLE VII DISTRIBUTIONS		29
7.1	Distributions	29
7.2	Liquidating Distributions	30

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ARTICLE VIII TRANSFERS AND ENCUMBRANCES OF INTERESTS		30
8.1	Restrictions on Transfer	30
8.2	Permitted Transfers and Permitted Interest Encumbrances	31
8.3	Additional Limitations on Transfers and Encumbrances	31
8.4	Right of First Refusal	32
8.5	Substitution of a Member	33
8.6	Conditions to Substitution	34
8.7	Admission as a Member	34
8.8	Economic Interest Holders	34
ARTICLE IX RESIGNATION, DISSOLUTION AND LIQUIDATION		34
9.1	Resignation	34
9.2	Dissolution	35
9.3	Liquidation	35
9.4	Termination	36
ARTICLE X AREA OF INTEREST; ABANDONMENT		37
10.1	Acquisitions Within Area of Interest	37
10.2	Surrender or Abandonment of Property	38
10.3	Monte Cristo Property and SC Claims	38
ARTICLE XI DISPUTES		38
11.1	Dispute Resolution	38
11.2	Executive Mediation	39
11.3	Arbitration	39
ARTICLE XII MISCELLANEOUS		41
12.1	Confidentiality	41
12.2	Public Announcements	41
12.3	Notices	42
12.4	Headings	42
12.5	Waiver	42
12.6	Amendment	42
12.7	Severability	43
12.8	Force Majeure	43
12.9	Rules of Construction	43
12.10	Governing Law	43

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12.11	Further Assurances	43
12.12	Survival	43
12.13	No Third Party Beneficiaries	44
12.14	Entire Agreement	44
12.15	Parties in Interest	45
12.16	Counterparts	45

APPENDIX AND EXHIBITS

Appendix A                              Defined Terms

Exhibit A                                  Property Description and Area of Interest
Exhibit B                                  Accounting Procedure
Exhibit C                                  Tax Matters

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LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
Mt. Hamilton LLC

          This Limited Liability Company Operating Agreement (this "Agreement") is effective as of December 22, 2010 (the "Effective Date"), among DHI Minerals (U.S.) Ltd., a Nevada Corporation ("DHI US"), and Solitario Exploration & Royalty Corp., a Colorado corporation ("Solitario"), as the initial Members, and any Person (including the Manager and any substituted or additional Member) that executes or becomes bound by this Agreement.

Recitals

A.     DHI US owns certain Properties in White Pine County, Nevada as described in Part 1 of Exhibit A.
B.     Pursuant to that certain binding Letter of Intent by and among Solitario, Ely Gold & Minerals Inc., a British Columbia corporation ("Ely"), and DHI US, dated August 26, 2010, Solitario has funded certain Exploration Expenditures with respect to the Properties (the "Preformation Contributions").
C.     DHI US and Solitario have caused the formation of the Company to own the Properties and to conduct the Operations contemplated by this Agreement.

In consideration of the covenants and agreements in this Agreement, the parties to or bound by this Agreement agree as follows:

  Definitions and Interpretation

  1.1 Definitions. In addition to the capitalized terms defined in other provisions of this Agreement, as used in this Agreement, capitalized terms have the meanings given in Appendix A.
  1.2 Interpretation. In interpreting this Agreement, except as otherwise indicated in this Agreement or as the context may otherwise require, (a) the words "include," "includes," and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by those words or words of similar import, (b) the words "hereof," "herein," "hereunder," and comparable terms refer to the entirety of this Agreement, including the Appendix or Exhibits, and not to any particular Article, Section, or other subdivision of this Agreement or Appendix or Exhibit to this Agreement, (c) any pronoun shall include the corresponding masculine, feminine, and neuter forms, (d) the singular includes the plural and vice versa, (e) references to any agreement (including this Agreement) or other document are to the agreement or document as amended, modified, supplemented, and restated now or from time to time in the future, (f) references to any Law are to it as amended, modified, supplemented, and restated now or from time to time in the future, and to any corresponding provisions of successor Laws, (g) except as otherwise expressly provided in this Agreement, references to an "Article," "Section," "preamble," "recital," or another subdivision, or to the "Appendix" or an "Exhibit," are to an Article, Section, preamble, recital or subdivision of this Agreement, or to the "Appendix" or an "Exhibit" to this Agreement, (h) references to any Person include the Person's respective successors and permitted assigns, (i) references to "dollars" or "$" shall mean the lawful currency of the United States of America, (j) references to a "day" or number of "days" (without the explicit qualification of "Business") refer to a calendar day or number of calendar days, (k) if interest is to be computed under this Agreement, it shall be computed on the basis of a 360-day year of twelve 30-day months, (l) if any action or notice is to be taken or given on or by a particular calendar day, and the calendar day is not a Business Day, then the action or notice may be taken or given on the next succeeding Business Day, and (m) any financial or accounting terms that are not otherwise defined herein shall have the meanings given under GAAP.

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  1.3 Coordination With Exhibits. Notwithstanding Section 1.2(g), except as otherwise expressly provided in an Exhibit, references in the Exhibit to an "Article," or "Section" or another subdivision, are to an "Article," "Section" or subdivision of the Exhibit. Except as otherwise provided in an Exhibit, capitalized terms used in the Exhibit that are not defined in the Exhibit shall have the meanings given to them in this Agreement. If any provision of an Exhibit, other than Exhibit C, conflicts with any provision in the body of this Agreement, the provision in the body of this Agreement shall control. If any provision of Exhibit C conflicts with any provision in the body of this Agreement, the provision in Exhibit C shall control.

  The Limited Liability Company

  2.1 General. The Company has been duly organized under the Act by the filing of its articles of organization in the Office of the Colorado Secretary of State by an authorized person. The Members agree that their rights relating to the Company, the Assets and Operations shall be subject to and governed by this Agreement. To the fullest extent permitted by the Act, this Agreement shall control as to any conflict between this Agreement and the Act or as to any matter provided for in this Agreement that also is provided for in the Act.
  2.2 Name. The name of the Company shall be "Mt. Hamilton LLC." The Manager shall accomplish any filings or registration required by jurisdictions in which the Company conducts its Business.
  2.3 Purposes. The Company is formed for the following purposes:
            (a)     to conduct Exploration on the Properties and within the Area of Interest;
            (b)     to acquire additional real property and other interests within the Area of interest;
            (c)     to evaluate the possible Development and Mining of the Properties and other Assets acquired within the Area of Interest;
            (d)     to engage in Development and Mining on the Properties and other Assets acquired within the Area of Interest;
            (e)     to engage in the marketing, sale and distribution of Products; and
            (f)     to perform any other activities necessary, appropriate or incidental to any of the foregoing or to satisfy or comply with Environmental Compliance obligations, Continuing Obligations and Laws.
  2.4 Limitation. Unless the Members otherwise agree in writing, the Business of the Company shall be limited to the purposes described in Section 2.3, and nothing in this Agreement shall be construed to enlarge those purposes.
  2.5 The Members. The Manager shall maintain a register containing the name, business address, Interest and Representatives of each Member, updated to reflect the admission of additional or substituted Members, changes of address, changes in Interests and other changes in accordance with this Agreement, and shall provide the updated register to any Member promptly after the written request of the Member.
  2.6 Issuance of Additional Interests. Additional Interests may be issued for such Capital Contributions and with such rights, privileges and preferences as shall be unanimously approved by the Management Committee. If the issuance of additional Interests has been properly approved under this Section 2.6, the Persons to whom such additional Interests have been issued shall automatically be admitted to the Company as Members.
  2.7 Term. The Company has perpetual existence; provided, that the Company shall be dissolved upon the occurrence of an event described in Section 9.2.

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  2.8 Registered Agent; Offices. The initial registered office and registered agent of the Company are in the Company's articles of organization. The Manager may from time to time designate a successor registered office and registered agent and may amend the articles of organization of the Company to reflect the change without the approval of the Members or the Management Committee. The location of the principal place of business of the Company shall be the Manager's principal place of business or other location selected by the Manager.

  Interests; Capital Contributions

  3.1    Interests.
            (a)     Initial Interests. The initial Interest of DHI US is 90%. The initial Interest of Solitario is 10%.
            (b)     Adjustments to Interests. The Interests of the Members shall be adjusted (i) upon the resignation or deemed resignation of a Member under clause (i) of Section 3.2(c) or Section 9.1 or upon the redemption of a Member's Interest, to reflect the cancellation of the Member's Interest, (ii) upon completion of Phase I Earn-in under clause (i) of Section 3.2(c), (iii) upon completion or failure to complete Phase II Earn-in under clause (ii) of Section 3.2(c), (iv) upon completion or failure to complete Phase III Earn-in under clause (iii) of Section 3.2(c), (v) upon an election by a Non-Contributing Member to contribute less to an adopted Program and Budget than the percentage reflected by the Non-Contributing Member's Interest, or an election by a Contributing Member to make an Excess Contribution of an Underfunded Amount, in each case as provided in Section 6.5, (vi) upon the recalculation or restoration of Interests after the completion of a Program and Budget under Section 6.6, (vii) upon the default by a Member in making its required Capital Contributions to an adopted Program and Budget, followed by a proper election by the Non-Defaulting Member under Section 3.4(b), (viii) upon the Transfer by a Member of all or less than all of its Interest under Article VIII, and (ix) upon the issuance of additional Interests in the Company under Section 2.6.
            (c)     Adjustments of Contributed Capital. Each time the Interests of the Members are adjusted upon completion of the Phase I Earn-in or the completion or failure to complete the Phase II Earn-in or the Phase III Earn-in, the Contributed Capital of the Members will be reallocated between the Members so that each Member will be deemed to have an amount of the total Contributed Capital proportionate to its Interest.

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  3.2 Capital Contributions.
            (a)     DHI US Initial Contribution. As its Initial Contribution, DHI US has contributed to the Company as of the Effective Date the Assets to be contributed by DHI US under the Contribution Agreement. The Members agree that the fair market value of DHI US's Initial Contribution as of the Effective Date equals $2,700,000.
            (b)     Solitario Initial Contribution. As its Initial Contribution, on November 12, 2010 Solitario paid $300,000 directly to, Centennial Minerals Company, LLC ("Centennial") in satisfaction of the $300,000 payment due Centennial on or before November 19, 2010 pursuant to the Centennial Lease (the "Initial Centennial Payment").
            (c)     Solitario Election to Earn Additional Interests.
                      (i)     Phase I Earn-in. Solitario may elect, in its sole discretion, to earn an additional Interest (the "Phase I Interest") by making the following expenditures and payments. On or before August 23, 2011, Solitario shall have funded, through contributions to the Company and/or by paying such expenditures directly, no less than $1,000,000 in Exploration Expenditures, including the Preformation Contributions (the "Phase I Exploration Expenditures"). On or before November 19, 2011, Solitario shall contribute $300,000 to the Company and cause the Company to pay, or in lieu thereof shall pay such amount directly to, Centennial in satisfaction of the $300,000 payment due Centennial on or before such date pursuant to the Centennial Lease (the "Phase I Centennial Payment"). Solitario shall make the following payments to DHI US (the "Phase I DHI US Payments"): (1) on or before February 23, 2011, $100,000 and 25,000 shares of Solitario common stock; (2) on or before June 1, 2011, $500,000; (3) on or before August 23, 2011, $100,000 and 25,000 shares of Solitario common stock; (4) on or before February 23, 2012, $150,000 and 25,000 shares of Solitario common stock; (5) on or before June 1, 2012, $750,000 ; and (6) on or before August 23, 2012, $150,000 and 25,000 shares of Solitario common stock. Upon completion of the Phase I Exploration Expenditures, the Phase I Centennial Payment, and the Phase I DHI US Payments (the Phase I Centennial Payment and the Phase I DHI US Payments collectively, the "Phase I Earn-in Payments"), Solitario shall have earned the Phase I Interest and Solitario's Interest shall increase to 51% and DHI US's Interest shall decrease to 49%. In the event that Solitario fails to complete the Phase I Exploration Expenditures or fails to timely make all of the Phase I Earn-in Payments (after receipt of notice from DHI US and a failure to timely cure such default within 30 days, unless Solitario disputes the existence of such a default, in which case that 30-day period shall not start running until after the finding of such a default by the Sole Arbitrator or the Arbitration Panel, as those terms are defined in Section 11.3), Solitario shall be deemed to have resigned as a Member and relinquish its entire Interest in the Company in accordance with Section 9.1(a). The period from the date of Solitario's Initial Contribution until date that Solitario has earned its Phase I Interest is referred to as the "Phase I Earn-In Period." The increase in the Interest of Solitario upon the completion of the Phase I Exploration Expenditures and the Phase I Earn-in Payments ("Phase I Earn-in") shall be deemed for purposes of this Agreement, including for purposes of maintaining Capital Accounts in accordance with Exhibit C: (1) to the extent of the Phase I Exploration Expenditures and the Phase I Centennial Payment, the issuance to Solitario of an additional Interest in exchange for an additional Capital Contribution, and not the sale by DHI US of any portion of its Interest; and (2) to the extent of the Phase I DHI US Payments, the sale by DHI US of a portion of its Interest. DHI US shall distribute to Ely, or to DHI Minerals Ltd. for distribution to Ely, whether in the form of loan repayments, loans, dividends, or other form of distributions, any and all funds necessary to enable Ely to make any and all payments to Augusta Resource Corporation which are due before June 1, 2013.

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                      (ii)     Phase II Earn-in. Following completion of Phase I Earn-in, Solitario may elect, in its sole discretion, to earn an additional Interest (the "Phase II Interest") by making the following payments. On or before November 19, 2012, Solitario shall contribute $300,000 to the Company and cause the Company to pay, or in lieu thereof shall pay such amount directly to, Centennial in satisfaction of the $300,000 payment due Centennial on or before such date pursuant to the Centennial Lease (the "Phase II Centennial Payment"). Solitario shall make the following payments to DHI US (the "Phase II DHI US Payments"): (1) on or before February 23, 2013, $250,000 and 50,000 shares of Solitario common stock; and (2) on or before August 23, 2013, $250,000 and 50,000 shares of Solitario common stock. Upon completion of the Phase II Centennial Payment and the Phase II DHI US Payments (collectively, the "Phase II Earn-in Payments"), Solitario shall have earned the Phase II Interest and Solitario's Interest shall increase to 70% and DHI US's Interest shall decrease to 30%. In the event that Solitario fails to timely make all of the Phase II Earn-in Payments (after receipt of notice from DHI US and a failure to timely cure such default within 30 days, unless Solitario disputes the existence of such a default, in which case that 30-day period shall not start running until after the finding of such a default by the Sole Arbitrator or the Arbitration Panel), Solitario's Interest shall decrease to 49% and DHI US's Interest shall increase to 51%. The period from the date of Phase I Earn-in until date that Solitario has earned its Phase II Interest is referred to as the "Phase II Earn-In Period." The increase in the Interest of Solitario upon the completion of the Phase II Earn-in Payments ("Phase II Earn-in") shall be deemed for purposes of this Agreement, including for purposes of maintaining Capital Accounts in accordance with Exhibit C: (1) to the extent of the Phase II Centennial Payment, the issuance to Solitario of an additional Interest in exchange for an additional Capital Contribution, and not the sale by DHI US of any portion of its Interest; and (2) to the extent of the Phase II DHI US Payments, the sale by DHI US of a portion of its Interest. The increase in the Interest of DHI US in the event that Solitario fails to make all of the Phase II Earn-in Payments shall be deemed for such purposes as a relinquishment by Solitario to DHI US of a 2% Interest.

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                      (iii)     Phase III Earn-in. Following completion of Phase II Earn-in, Solitario may elect, in its sole discretion, to earn an additional Interest (the "Phase III Interest") by making the following payments. On or before November 19, 2013, Solitario shall contribute $3,800,000 to the Company and cause the Company to pay, or in lieu thereof shall pay such amount directly to, Centennial in satisfaction of the $300,000 payment due Centennial on or before such date pursuant to the Centennial Lease, as well as the $2,000,000 first royalty reduction option and the $1,500,000 second royalty reduction option as described in the Centennial Lease. On or before November 19, 2014, Solitario shall contribute $1,800,000 to the Company and cause the Company to pay, or in lieu thereof shall pay such amount directly to, Centennial in satisfaction of the $300,000 payment due Centennial on or before such date and the $1,500,000 third royalty reduction option (the payments referred to in the two previous sentences collectively, the "Phase III Centennial Payments"). Solitario shall make the following payments to DHI US (the "Phase III DHI US Payments"): (1) on or before February 23, 2014, $250,000 and 50,000 shares of Solitario common stock; and (2) on or before August 23, 2014, $250,000 and 50,000 shares of Solitario common stock. Upon completion of the Phase III Centennial Payments and the Phase III DHI US Payments (collectively, the "Phase III Earn-in Payments"), Solitario shall have earned the Phase III Interest and Solitario's Interest shall increase to 80% and DHI US's Interest shall decrease to 20%. In the event that Solitario fails to timely make all of the Phase III Earn-in Payments (after receipt of notice from DHI US and a failure to timely cure such default within 30 days, unless Solitario disputes the existence of such a default, in which case that 30-day period shall not start running until after the finding of such a default by the Sole Arbitrator or the Arbitration Panel), Solitario's Interest shall decrease to 49% and DHI US's Interest shall increase to 51%. The period from the date of Phase II Earn-in until date that Solitario has earned its Phase III Interest is referred to as the "Phase III Earn-In Period." The increase in the Interest of Solitario upon the completion of the Phase III Earn-in Payments ("Phase III Earn-in") shall be deemed for purposes of this Agreement, including for purposes of maintaining Capital Accounts in accordance with Exhibit C: (1) to the extent of the Phase III Centennial Payments, the issuance to Solitario of an additional Interest in exchange for an additional Capital Contribution, and not the sale by DHI US of any portion of its Interest; and (2) to the extent of the Phase III DHI US Payments, the sale by DHI US of a portion of its Interest. The increase in the Interest of DHI US in the event that Solitario fails to make all of the Phase III Earn-in Payments shall be deemed for such purposes as a relinquishment by Solitario to DHI US of a 21% Interest. The Phase I Earn-In Period, the Phase II Earn-In Period and the Phase III Earn-in Period are referred to collectively as the "Earn-In Period."

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                      (iv)     Notice of Solitario's Election to not make any Payment; Right to Accelerate Payments. Solitario shall give DHI US at least 60 days' advance notice of its election to not make any of the Phase I Earn-in Payments, the Phase II Earn-in Payments or the Phase III Earn-in Payments (the "Opt-out Notice"). Solitario shall also have the right, but not the obligation, to give an Opt-out Notice with respect to completing a Bankable Feasibility Study. In addition, Solitario shall have the right, but not the obligation to accelerate any payment required to complete Phase I Earn-in, Phase II Earn-in or Phase III Earn-in and to procure and retain for itself the full benefit of any discount that it may be able to negotiate with the recipient of any such payment, except that the full benefit of any royalty reduction shall accrue to the Company.
                      (v)     Funding Obligations and Project Financing. Until such time as Solitario has given the Opt-out Notice or failed to perform its obligations under this Section 3.2, Solitario shall fund, through contributions to the Company or by paying such expenditures directly, all Exploration Expenditures required to complete a Bankable Feasibility Study and make all payments due Centennial and other maintenance payments necessary to keep the Properties in good standing until completion of a Bankable Feasibility Study. The amount of any Exploration Expenditures funded by Solitario in excess of the Phase I Exploration Expenditures shall be deemed for purposes of this Agreement, including for purposes of maintaining Capital Accounts in accordance with Exhibit C, as additional Solitario Capital Contributions. If Solitario gives an Opt-out Notice after completion of Phase I Earn-in with respect to completion of a Bankable Feasibility Study, then Solitario's Interest shall decrease to 49% and DHI US's Interest shall increase to 51%, and the increase in the Interest of DHI US in such event shall be deemed for such purposes as a relinquishment by Solitario to DHI US of the amount of such decrease in the Interest of Solitario. Following the earlier to occur of completion of a Bankable Feasibility Study or Solitario having given the Opt-out Notice, except as otherwise set forth in this clause (v), the Members shall, subject to an election under Section 6.5, be obligated to make additional Capital Contributions to adopted Programs and Budgets in accordance with Section 3.3 pro rata in proportion to their respective Interests ("Joint Funding"). Upon completion of a Bankable Feasibility Study, unless Solitario has given the Opt-out Notice prior to completion of a Bankable Feasibility Study, Solitario shall be deemed to have completed Phase I Earn-in, Phase II Earn-in and Phase III Earn-in, however any expenditure or payment described in clauses (i)-(iii) of Section 3.2(c) which would have been required to complete Phase I Earn-in, Phase II Earn-in or Phase III Earn-in shall continue to be funded solely by Solitario (the "Continuing Payment Obligations") in accordance with the schedule required by Section 3.2(c). Failure to make all Continuing Payment Obligations shall be deemed to be a failure to complete Phase I Earn-in, Phase II Earn-in or Phase III Earn-in and Solitario's percentage interest shall be adjusted per clauses (i)-(iii) of Section 3.2(c). Following completion of a Bankable Feasibility Study, unless Solitario has given the Opt-out Notice prior to completion of a Bankable Feasibility Study, DHI US shall have the option to satisfy its Joint Funding obligations (which such option may be exercised by DHI

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  US by providing written notice of such exercise to Solitario within 30 days of DHI US's receipt of a copy of the Bankable Feasibility Study from Solitario), (A) by funding its share of Company expenditures from that point forward, in which case DHI US's Interest will be subject to dilution, or (B) by requiring Solitario to solely fund, or to arrange for Project Financing to fund, all Company expenditures until commencement of Commercial Production, in which case DHI US's Interest will not be subject to dilution. For purposes of clarity, if DHI US elects (B), Solitario will have sole discretion as to whether to solely fund or to obtain Project Financing or a combination of the two. If DHI US fails to timely provide such notice, Joint Funding shall continue. If DHI US timely provides such notice, then upon commencement of Commercial Production, Joint Funding shall resume. In the event any or all of DHI US's share of such post-Bankable Feasibility Study Company expenditures are funded by Solitario, Solitario shall recover all Company expenditures made on DHI US's behalf (excluding the Continuing Payment Obligations), plus interest at the Competitive Rate, exclusively from eighty percent (80%) of DHI US's share of distributions from the Company. Such funding by Solitario shall be deemed for purposes of this Agreement as a loan by Solitario to DHI US and not as an additional Capital Contribution by Solitario, but will be treated as an additional Capital Contribution by DHI US. Unless Solitario has given the Opt-out Notice prior to completion of a Bankable Feasibility Study, Solitario shall fund any and all bonding obligations to place the Properties into Commercial Production. Solitario shall be entitled to receive all of such funds released from such obligations upon completion of reclamation and release of the bond(s). All other reclamation liabilities and costs shall be subject to Joint Funding, except that if Solitario has given the Opt-out Notice prior to completion of a Bankable Feasibility Study, Solitario shall be solely responsible for funding of all reclamation liabilities and costs associated with the activities of the Company to the date that the Opt-out Notice was given, but not any such liabilities associated with activities conducted or conditions existing prior to the Effective Date, which shall remain the responsibility of DHI US. The failure by Solitario to perform all of its obligations under this clause (v), after receipt of notice of such default from DHI US and the failure by Solitario to cure or diligently commence to cure such default (subject to Solitario's right to dispute the existence of such a default and subject also to any default and cure provisions of any of the Underlying Agreements to the extent the default asserted pertains to performance of an obligation under any of the Underlying Agreements) shall be deemed to be the delivery by Solitario of an Opt-out Notice after completion of the Phase I Earn-in and Solitario's Interest shall decrease to 49% and DHI US's Interest shall increase to 51%, and the increase in the Interest of DHI US in such event shall be deemed  for such purposes as a relinquishment by Solitario to DHI US of the amount of such decrease in the Interest of Solitario.
                      (vi)     Control of Operations Until Completion of Bankable Feasibility Study. Unless Solitario has given the Opt-out Notice, until completion of a Bankable Feasibility Study, Solitario shall have the sole right to determine the nature, timing, scope, extent and method of all Operations without any obligation to hold meetings of the Management Committee, to prepare Programs and

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  Budgets for review, comment or approval by the Management Committee, or to obtain the approval or consent of DHI US or the Management Committee. In conducting such Operations, Solitario shall, subject to Sections 5.4 and 5.5, have all of the rights, powers and obligations of the Management Committee and the Manager under Article V, except that, until completion of a Bankable Feasibility Study, Solitario shall not have right, power or obligation to perform any activities described in clauses (f)(ii), (iv), (v), (vi) (vii), (viii) or (ix) of Section 5.2 or clauses (g), (i) or (k) of Section 5.3 without the approval or consent of DHI US.
                      (vii)     Proof of Phase I Exploration Expenditures. Solitario shall (a) within 60 days after completion of Phase I Earn-in, provide DHI US with a written statement of Phase I Exploration Expenses, certified as being complete and accurate by Solitario, and (b) promptly after a written request from DHI US delivered during the six month period after providing such a written statement, make available for review by DHI US during normal business hours, supporting backup invoices, statements and similar documents. DHI US will have 90 days from the date of its written request to audit the books and records of Solitario and to make any objections it has with respect to such expenses. If an objection is made and the parties cannot resolve such objection, the matter will resolved as provided in Article XI and if it is determined that Solitario has not made the proper amount of Exploration Expenses, Solitario will be given a reasonable amount of time to complete making such expenses.

  3.3 Cash Calls. After commencement of Joint Funding, on the basis of the adopted Program and Budget then in effect, the Manager shall submit to each Member at least 10 days before the last day of each month a billing for estimated cash requirements and Environmental Compliance Fund requirements for the next month. Within 10 days after receipt of such a billing, each Member shall pay to the Company as an additional Capital Contribution under clause (v) of Section 3.2(c) its proportionate share of the estimated amount based on its Interest. Time is of the essence in the payment of such billings. Subject to receipt of such Capital Contributions or other funds under this Agreement, the Manager (a) shall maintain a minimum cash reserve of no less than the amount the Manager estimates will be required to pay Company costs and expenses that are or will become payable within 30 days after the date of determination, and (b) shall have the right to maintain an additional cash reserve of up to the amount the Manager estimates will be required to pay Company costs and expenses that are or will become payable within an additional two months after the date of determination. All funds in excess of the immediate cash requirements of the Company shall be invested in one or more interest-bearing accounts reasonably selected by the Manager.
  3.4 Remedies For Failure to Meet Cash Calls.
            (a)     If a Member (the "Delinquent Member") has not contributed all or any portion of any additional Capital Contribution that such Member is or was required to contribute under clause (v) of Section 3.2(c) and Section 3.3 (the "Default Amount"), then the other Member (the "Non-Defaulting Member") may elect to exercise its rights under Section 3.4(b) by written notice to the Delinquent Member within 10 Business Days after the occurrence of the default. In the case of an election under Section 3.4(b), the Non-Defaulting Member shall pay the entire Default Amount to the Company on behalf of the Delinquent Member within such 10 Business Day period.

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            (b)     If the Non-Defaulting Member makes an election under this Section 3.4(b), the payment by the Non-Defaulting Member of the Default Amount shall be treated as a Capital Contribution by the Non-Defaulting Member to the Company on behalf of the Delinquent Member. In such case the Interest of the Delinquent Member shall be reduced by an amount (expressed as a percentage) equal to: (i) the Dilution Multiple; multiplied by the Default Amount; divided by (ii) the aggregate Contributed Capital of all Members (including the Default Amount contributed by the Non-Defaulting Member). The Interest of the Non-Defaulting Member shall be increased by the reduction in the Interest of the Delinquent Member. The foregoing adjustments shall be effective as of the date of the default.
            (c)     If the Non-Defaulting Member makes an election under Section 3.4(b), then the applicable provisions of this Section 3.4 shall be the sole and exclusive remedies available to the Non-Defaulting Member for the default. If the Non-Defaulting Member does not make such an election within the 10 Business Day period described in Section 3.4(a), then the Manager may recover the Default Amount from amounts otherwise distributable to such Member and shall treat the amounts so recovered as having been distributed to the Member and contributed by the Member to the Company as otherwise required and, in addition, the Non-Defaulting Member shall have, on its own behalf and on behalf of the Company, all of the rights and remedies available at law or in equity as the Non-Defaulting Member may deem appropriate in its sole discretion to obtain payment of the Default Amount, including the rights of a secured party under the Uniform Commercial Code with respect to the security interest granted under Section 3.5, all at the cost and expense of the Delinquent Member, but excluding the contractual rights and remedies under Section 3.4(b), which shall be deemed waived. IN THE CASE OF AN ELECTION UNDER SECTION 3.4(b), THE MEMBERS AGREE THAT THE LIQUIDATED DAMAGES DESCRIBED IN THIS SECTION 3.4 ARE A FAIR AND ADEQUATE MEASURE OF THE DAMAGES THAT WILL BE SUFFERED BY THE NON-DEFAULTING MEMBER AS A RESULT OF A BREACH BY A MEMBER OF ITS OBLIGATION TO MAKE CAPITAL CONTRIBUTIONS FOR CASH CALLS UNDER CLAUSE (V) OF SECTION 3.2(c) AND SECTION 3.3 AND NOT A PENALTY.
  3.5 Security Interest. Each Member hereunder grants to the other a security interest in its Interest, and any accessions thereto and any proceeds and products therefrom, to secure the payment obligations of the granting Member hereunder, including such Member's obligations to make Capital Contributions. Each Member hereby authorizes the other to file and record all financing statements, continuation statements and other instruments necessary or desirable to perfect or effectuate the provisions of this Section 3.5. In connection with any foreclosure, transfer in lieu, or other enforcement of rights in the security interest granted in this Section 3.5, notwithstanding any contrary provision in Article VIII, the acquiring Person shall, at the election of the remaining Member, automatically be admitted as a Member in the Company without any further action of the defaulting Member. In such case, the defaulting Member shall take all action that the non-

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  defaulting Member may reasonably request to effectuate the admission of the transferee as a Member.
  3.6 Return of Contributions. Except as expressly provided in this Agreement, no Member shall be entitled to the return of any part of its Capital Contributions or to be paid interest on either its Capital Account or its Capital Contributions. No Capital Contribution that has not been returned shall constitute a liability of the Company, the Manager or any Member. A Member is not required to contribute or to lend cash or property to the Company to enable the Company to return any Member's Capital Contributions. The provisions of this Section 3.6 shall not limit a Member's rights or obligations under Section 7.2.
  3.7 Pledge and Subordination. Each Member shall, from time to time, take all necessary actions, including execution of appropriate agreements, to pledge its Interest, to subordinate any Encumbrances its holds in the Interest of the other Member under Section 3.5 or otherwise, or to cause to be subordinated any permitted Encumbrances or Permitted Interest Encumbrances outstanding on its Interest, to any secured borrowings for Operations approved by the Management Committee or arranged for by Solitario pursuant to clause (v) of Section 3.2(c), including any Project Financing, and any refinancings, modifications or renewals approved by the Management Committee or arranged for by Solitario pursuant to clause (v) of Section 3.2(c).
  3.8 Completion Guarantees. At the request of the Management Committee or at the request of Solitario if Solitario arranges for Project Financing pursuant to clause (v) of Section 3.2(c), each Member shall execute such completion guarantees for any Project Financing as shall be requested by the Financing Parties and approved by the Management Committee.
  3.9 Cooperation with Financing Parties. Each Member and Manager acknowledges that if the Company seeks Project Financing or Solitario arranges for Project Financing pursuant to clause (v) of Section 3.2(c), the Financing Parties may from time to time request modifications to this Agreement and certain documents from such Member or Manager. Each Member and Manager shall furnish to the Financing Parties such written information, certificates, opinions, affidavits, lien waivers and other like documents as may be requested by the Financing Parties and approved by the Management Committee or as reasonably requested by Solitario if Solitario arranges for Project Financing pursuant to clause (v) of Section 3.2(c). The Members shall negotiate in good faith modifications to this Agreement reasonably requested by the Financing Parties; provided, that such modifications do not increase any Member's obligations and liabilities under this Agreement or require the relinquishment of any part of a Member's Interest, unless the Members mutually agree to negotiate such modifications. Each Member and Manager shall promptly execute any additional documentation as may be reasonably requested by the Financing Parties and approved by the Management Committee or as reasonably requested by Solitario if Solitario arranges for Project Financing pursuant to clause (v) of Section 3.2(c), including documents evidencing such Member's or Manager's consent to the Project Financing, Encumbrances on the Assets of the Company or the pledge of either Members' Interest as security for the Project Financing.

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  3.10 Financing Parties' Right to Cure. If the Company obtains Project Financing, the Financing Parties shall have the right to cure any default of the Company under any agreement or arrangement with any Member or Manager or their respective Affiliates, without affecting the duties and obligations of such Member, Manager or Affiliate. The Financing Parties shall have (a) 30 days from the date notice of default is delivered by such Member, Manager or Affiliate to the Company and the Financing Parties if the default is the failure to pay amounts to such Member, Manager or Affiliate when due and payable, or (b) at least 60 days from the date notice of default is delivered by such Member, Manager or Affiliate to the Company and the Financing Parties to cure, or begin to cure, such default if the default cannot be cured by the payment of money to such Member, Manager or Affiliate so long as the Financing Parties, the Company or their respective designees diligently pursue cure to completion and continue to perform any related monetary obligations, and all other obligations under the agreement or arrangement are performed by the Company, the Financing Parties or their respective designees. If possession of the Assets is necessary to cure the breach or default, and the Financing Parties declare the Company in default and commence foreclosure proceedings, the Financing Parties will be allowed a reasonable period to complete the proceedings and to thereafter cure the default. If the Financing Parties are prohibited by any court order or proceedings from curing the default or from commencing or prosecuting foreclosure proceedings, the time periods shall be extended by the period of the prohibition.

  MEMBERS

  4.1 Limited Liability. The liability of each Member shall be limited as provided by the Act. No Member or the Manager, or any combination, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether such debt, obligation or liability arises in contract, tort or otherwise, solely by reason of being a Member or the Manager or any combination.
  4.2 Company Indemnification of Members. Except as provided in Section 4.5, the Company shall indemnify, defend and hold harmless each Member and its Affiliates, and their respective directors, officers, employees, agents and attorneys from and against any and all Adverse Consequences incurred or suffered by them that arise out of or relate to (a) the Company or Operations, including Environmental Liabilities and Continuing Obligations, (b) any Assets distributed to such Member as an objecting Member under Section 10.2, but only to the extent arising out of or relating to Operations, including Environmental Liabilities and Continuing Obligations, conducted before the date of such distribution, and (c) any reimbursements by the Member under Section 4.4. In all cases of this Section 4.2, and without limiting Sections 4.3 or 4.4, indemnification shall be provided only out of and to the extent of the net assets of the Company, and no Member shall have any personal liability whatsoever for indemnification under this Section 4.2. Notwithstanding the previous provisions of this Section 4.2, the Company's indemnification obligations under this Section 4.2 as to third party claims shall be only with respect to Adverse Consequences not otherwise compensated by insurance carried for the benefit of the Company or carried by the Company for the benefit of the Members.

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  4.3 Member Indemnification.
            (a)     Indemnification Obligations. Except as provided in Section 4.5, each Member (the "Indemnifying Member") shall indemnify and hold harmless each other Member and its Affiliates, and their respective directors, officers, employees, agents and attorneys (collectively, the "Indemnified Member Parties") and the Company from and against any and all Adverse Consequences that arise out of or result from the Misconduct of the Indemnifying Member (including in its capacity as the Manager).
            (b)     Notice. If any claim or demand is asserted against an Indemnified Member Party or the Company with respect to which the Indemnified Member Party or the Company may be entitled to indemnification under this Agreement, then the Indemnified Member Party shall cause notice of the claim or demand (together with a reasonable description), to be given to the Indemnifying Member promptly after the Indemnified Member Party has knowledge or notice of the claim or demand. Failure to promptly provide the notice shall not relieve the Indemnifying Member of its indemnification obligations, except to the extent the Indemnifying Member is materially prejudiced by the failure.
            (c)     Assumption of Defense By Indemnifying Member. The Indemnifying Member shall have the right, but not the obligation, by written notice to the Indemnified Member Party with a copy to the Company delivered within 30 days after the receipt of a notice under Section 4.3(b), to assume the entire control of the defense, compromise and settlement of the claim or demand that is the subject of the notice, including the use of counsel chosen by the Indemnifying Member, all at the sole cost and expense of the Indemnifying Member. Notwithstanding the foregoing, the Indemnified Member Party may participate in the defense at the sole cost and expense of the Indemnified Member Party. The assumption of the defense of the claim or demand by the Indemnifying Member shall constitute a waiver by the Indemnifying Member of its right to contest or dispute its indemnification obligation for the claim or demand. Any Adverse Consequences to the assets or business of the Indemnified Member Party or the Company caused by the failure of the Indemnifying Member to defend, compromise or settle a claim or demand in a diligent manner after having given notice that it will assume control of the defense, compromise and settlement of the matter shall be included in the Adverse Consequences for which the Indemnifying Member shall be obligated to indemnify the Indemnified Member Parties and the Company. Any settlement or compromise of any the claim or demand by the Indemnifying Member shall be made only with the consent of the Indemnified Member Party, which may not be unreasonably withheld or delayed. An Indemnified Member Party shall not be considered unreasonable in withholding its consent unless the settlement or compromise includes a full release of all claims and liabilities against the Indemnified Member Parties and the Company arising out of or relating to the claim or demand, provides for the payment of only money damages, and the Indemnifying Member has provided to the Indemnified Member Parties assurance acceptable to the Indemnified Member Parties of the payment of such money damages immediately upon the settlement or compromise.

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            (d)     Defense by Indemnified Member Party or Company. Before the assumption of the defense of any claim or demand subject to indemnification by an Indemnifying Member, the Indemnified Member Party or the Company may file any motion, answer or other pleading, or take such other action as it deems appropriate, to protect its interests or those of the Company or the Indemnifying Member. If it is finally determined that the Indemnifying Member is responsible for indemnification of any such claim or demand, or if the Indemnifying Member elects to assume the defense of the claim or demand under Section 4.3(c), then the Indemnifying Member shall promptly reimburse the Indemnified Member Party or the Company for all costs and expenses incurred under the previous sentence. If the Indemnifying Member does not elect to control the defense, compromise and settlement of a claim or demand under Section 4.3(c), and it is finally determined that the Indemnifying Member is responsible for indemnification of the claim or demand, then the Indemnifying Member shall be bound by the results of the defense, compromise or settlement, and all costs and expenses incurred by the Indemnified Member Parties and the Company in conducting the defense, compromise or settlement shall be included in the Adverse Consequences for which the Indemnifying Member is obligated to indemnify the Indemnified Member Parties and the Company.
  4.4 Member Reimbursement Obligations. Each Member shall be liable to each other Member (including in its capacity as the Manager) to reimburse and pay to such other Members its respective share, based on Interests, of any and all Adverse Consequences incurred or suffered by such other Members and their Affiliates that arise out of or relate to (a) the Company or the Operations, including Environmental Liabilities and Continuing Obligations, and (b) any Properties distributed to the other Member as an objecting Member under Section 10.2, but only to the extent in the case of this clause (b) arising out of or relating to Operations, including Environmental Liabilities and Continuing Obligations, conducted before the date of such distribution. For purposes of this Section 4.4, each Member's share of such liability shall be equal to its Interest at the time of the actions, omissions or events giving rise to the Adverse Consequences (or as to any actions, omissions or events arising or existing before the Effective Date, such Member's initial Interest). Neither the resignation nor deemed resignation of a Member, any Transfer or redemption of all or any portion of a Member's Interest, any reduction of a Member's Interest, the distribution to the other Member of Properties under Section 10.2, nor the dissolution, liquidation nor termination of the Company, shall relieve a Member of its share of any such liability accruing before such resignation, deemed resignation, Transfer, redemption, reduction, distribution, dissolution, liquidation or termination. Notwithstanding the foregoing provisions of this Section 4.4, this Section 4.4 shall apply only in the case that the Member requesting reimbursement or any of its Affiliates is finally determined to be personally liable for the Adverse Consequences, and shall not be construed as a waiver or reduction of the limitations under the Act or other applicable Law of the liability of a Member or the Manager for Company debts, obligations and liabilities.
  4.5 Coordination. Notwithstanding anything to the contrary in this Article IV, (a) the provisions of Sections 4.2, 4.3 and 4.4 shall not apply to Adverse Consequences arising out of or relating to the breach of any representations or warranties under the Contribution Agreement that are covered by the indemnification obligations under the Contribution Agreement and (b) no Member, or any of its Affiliates, or any of their respective directors, officers, employees, agents or attorneys shall be entitled to indemnification or reimbursement under Sections 4.2, 4.3 and 4.4 for Adverse Consequences, to the extent the Adverse Consequences arise out of or result from the Misconduct of the Member (including in its capacity as the Manager).

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  4.6 Exclusive Rights of Members. Notwithstanding anything in this Agreement to the contrary, no Person other than a Member (on its own behalf and on behalf of the Company and its Indemnified Member Parties) shall have the right to enforce any representation, warranty, covenant or agreement of a Member or the Manager under this Agreement or the Contribution Agreement, and specifically neither the Company nor any lender or other third party shall have any such rights, it being expressly understood that the representations, warranties, covenants and agreements contained in this Agreement and the Contribution Agreement shall be enforceable only by a Member (on its own behalf and on behalf of the Company and its Indemnified Member Parties) against another Member or the Manager. For the avoidance of doubt, the Company shall be bound by the provisions of this Agreement, but shall have no right to enforce those provisions against a Member or the Manager, such rights being exclusively vested in the Members. Any Member may bring a direct action on behalf of the Company against any other Member or the Manager without the requirement to bring a derivative action or otherwise satisfy the requirements of sections 7-80-713 through 7-80-718 of the Act or other similar requirements.
  4.7 Meetings; Written Consent. Meetings of the Members shall not be required for any purpose. Any action required or permitted to be taken by Members may be taken without a meeting if the action is evidenced by a written consent describing the action taken, signed by all of the Members.
  4.8 No Member Fees. Except as otherwise provided in this Agreement, no Member shall be entitled to compensation for attendance at Member meetings or for time spent in its capacity as a Member.
  4.9 No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member, Manager or Representative be a partner or joint venturer of any other Member, Manager or Representative for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.
  4.10 No Implied Covenants; No Fiduciary Duties. There are no implied covenants contained in this Agreement other than the contractual duty of good faith and fair dealing. The Members, the Manager and the Representatives shall not have any fiduciary or other duties to the Company or the other Members except as specifically provided by this Agreement, and the Members', the Representatives', and the Manager's duties and liabilities otherwise existing at law or in equity are restricted and eliminated by the provisions of this Agreement to those duties and liabilities specifically set forth in this Agreement.
  4.11 Other Business Opportunities. Except as provided in Section10.1 and provided that the Manager is not in breach of Section 5.3(m), (a) each Member (including in its capacity as a Manager) and its Representatives shall have the right independently to engage in and receive the full benefits from business activities outside the Area of Interest, whether or not competitive with the Operations, without consulting the Company or any other Member, (b) the doctrines of "corporate opportunity" and "business opportunity" shall not be applied to any other activity, venture, or operation outside the Area of Interest of any Member or Representative or the Manager, and (c) no Member or Representative or the Manager shall have any obligation to any other Member or the Company with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of the Company.

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  COMPANY MANAGEMENT

  5.1 Management Authority. After the earlier to occur of completion of a Bankable Feasibility Study or Solitario having given the Opt-out Notice (the "Triggering Event"), and except as delegated to the Manager under Section 5.3, the Management Committee shall have the exclusive power and authority to approve Major Decisions. After the Triggering Event, the Manager shall have the power and authority to make any other decision or take any other action on behalf of the Company that does not require the approval of the Management Committee under this Agreement. In connection with the implementation, consummation or administration of any matter within the scope of the Manager's authority, the Manager is authorized, without the approval of the Members or the Management Committee, to execute and deliver on behalf of the Company contracts, instruments, conveyances, checks, drafts and other documents of any kind or character to the extent the Manager deems it necessary or desirable. The Manager may delegate to officers, employees, agents, contractors or representatives of the Company or the Manager any or all of its powers by written authorization identifying specifically or generally the powers delegated or acts authorized, but no such delegation shall relieve the Manager of its obligations hereunder.
  5.2 Management Committee.
            (a)     Organization and Composition. Upon the occurrence of the Triggering Event, the Members shall establish a committee (the "Management Committee") consisting of four representatives ("Representatives"), of which (i) two Representatives shall be appointed by DHI US, and (ii) two Representatives shall be appointed by Solitario. A Representative of the Member that holds greater than 50% of the Interests of the Members shall serve as the chair of the Management Committee. Each Member may appoint one or more alternate Representatives to act in the absence of a regular Representative. Appointments of Representatives may be made or changed at any time by notice to the other Member. Representatives shall not be considered managers under the Act, but derive all of their right, power and authority from the Members. No Member or Representative shall have the power to bind the Company or to execute documents and instruments on behalf of the Company, unless such Member or Representative also is a Manager or officer or such power and authority has been delegated by the Manager to such Member or Representative, and then only in that capacity.
            (b)     Voting. Each Member, acting through its Representatives, shall vote on the Management Committee in accordance with its Interest. The Representatives appointed by DHI US shall vote as a group, and the Representatives appointed by Solitario shall vote as a group. If all Representatives appointed by a Member are not present at a meeting of the Management Committee, the Representatives appointed by such Member that are present shall have the entire Interest of the appointing Member. Whenever any provision of this Agreement requires or permits the vote, consent or approval of the Members or the Management Committee, such provision shall be deemed to require or permit, as applicable, the vote, consent or approval of Representatives with an Interest of greater than 50%, unless the provision specifically requires a greater percentage, or the consent or approval of a greater number or percentage of Members or Representatives.

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            (c)     Meetings. After the Triggering Event, Management Committee meetings shall be held at least annually, at such times and at the principal place of business of the Manager or at such other place as the Management Committee shall determine. In addition to regularly scheduled meetings, the Manager or any Representative may call a special meeting of the Management Committee upon five days' notice. In case of emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if at least one Representative of each Member is present, provided that if a quorum cannot be established at a meeting, a second meeting will be called by the Manager and a quorum shall be present if at least two Representatives are present, at least one of which is a Representative of the Member that holds greater than 50% of the Interests of the Members. Each notice of a meeting shall include an agenda or statement of the purpose of the meeting prepared by the Manager in the case of a regular meeting, or by the Manager or Representative calling the meeting in the case of a special meeting, but any matters may be considered at the meeting.
            (d)     Conduct of Meetings. Meetings of the Management Committee may be held by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such communications equipment shall constitute presence in person at the meeting. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Representatives within 20 Business Days after the meeting. The minutes, when approved by one or more Representatives appointed by each Member, shall be the official record of the decisions made by the Management Committee and shall be binding on the Management Committee, the Manager and the Members. If the Representatives are unable to agree on the minutes within 30 days after receipt of the Manager's proposed minutes, then the minutes prepared by the Manager together with proposed objections submitted to the Manager before the expiration of such 30 day period shall be the official record of the meeting. The costs of the attendance of Representatives at meetings shall be borne entirely by the Member who appointed such Representative.
            (e)     Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting and without prior notice if the action is evidenced by a written consent describing the action taken, signed by one Representative of each Member; provided however that in case of emergency, action may be taken without a meeting and without prior notice if the action is evidenced by a written consent describing the action taken, signed by Representatives having the requisite Interest to take such action at a meeting at which all of the Representatives were present and voted; provided that notice of all such actions taken by Representatives with less than 100% of the Interests shall be provided to all Representatives (other than Representatives executing the consent) not later than 10 days after the taking of such action.
            (f)     Major Decisions. Except as otherwise set forth in clause (vi) of Section3.2(c), neither the Manager nor any Representative, nor any officer, employee or agent of the Company or the Manager, shall have any authority to bind or take any action on behalf of the Company with respect to any Major Decision unless such Major Decision has been consented to or approved by the Management Committee in accordance with this Section 5.2. Each of following matters shall constitute a "Major Decision":
                      (i)     approval of a Program and Budget, and any Amendment to any Program and Budget in accordance with Article VI ; provided, that cost overruns of a Program and Budget that do not exceed 15% and expenditures with respect to emergencies under Section 6.9 shall be deemed to automatically amend such Program and Budget;

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                      (ii)     dissolution of the Company or any event that will cause the liquidation of the Company under the Code or the Treasury Regulations;
                      (iii)     decisions to cease production for a period greater than three months for reasons other than regular maintenance or a Force Majeure Event;
                      (iv)     acquisition or disposition of significant mineral rights or claims, other real property or water rights (including acquisition or disposition of significant patented and unpatented mining claims under Section 5.3(k)) outside of the ordinary course of business;
                      (v)     a decision to undertake Development or Mining on all or any portion of the Properties;
                      (vi)     other than purchase money security interests or other security interests in Company equipment to finance the acquisition or lease of Company equipment used in Operations or Project Financing arranged by Solitario pursuant to clause (v) of Section 3.2(c), the consummation of a Project Financing or the incurrence by the Company of any indebtedness for borrowed money that requires any of the following as security for the obligations arising under or with respect to such indebtedness: (A) an Encumbrance on all or any material portion of the Company's Assets, (B) the pledge by any Member of all or any portion of its Interest, or (C) the guaranty by any Member or any Affiliate of any Member of any obligations of the Company; provided, that nothing in this clause (vi) shall be deemed to prohibit or restrict the right of a Member to create any Permitted Interest Encumbrance;
                      (vii)     except as specifically contemplated in this Agreement, the redemption of all or any portion of an Interest;
                      (viii)     the issuance of an Interest or other equity interest in the Company, or the admission of any Person as a new Member of the Company other than in accordance with Section 8.5(c); provided, that this clause (viii) shall not be deemed to prohibit or restrict the adjustment of Interests under Section 3.1;
                      (ix)     a decision to grant authorization for the Company to file a petition for relief under any chapter of the United States Bankruptcy Code, Title 11 U.S.C. or to consent to such relief in any involuntary petition filed against the Company by any third party, or to admit in writing any insolvency of the Company or inability to pay its debts as they become due or to consent to any receivership (or similar proceeding) of the Company;
                      (x)     except as specifically or generally authorized in this Agreement, any contract, agreement or undertaking between the Company, on the one hand, and any Member, Manager or Affiliate of a Member or Manager, on the other hand, or any amendment, modification or termination of, or waiver of any right under, any such contract, agreement or undertaking; and
                      (xi)     making any other decision or taking any other action that specifically requires the approval of the Members or the Management Committee under this Agreement.
  5.3 Manager; Duties. The Company shall be managed by one manager (the "Manager"). The initial Manager shall be Solitario. Any increase or decrease in the number of Managers shall be approved by Representatives holding 100% of the Interests. Subject to Sections 5.4 and 5.5 and the other provisions of this Agreement, the Manager shall have the following duties:
            (a)     Programs and Budgets. The Manager shall manage, direct and control Operations, prior to the Triggering Event, in accordance with clause (vi) of Section 3.2(c), and after the Triggering Event, in accordance with adopted Programs and Budgets, and shall prepare and present to the Management Committee proposed Programs and Budgets under Section 6.2 and proposed Amendments under Section 6.4.

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            (b)     Implementation. The Manager shall implement Major Decisions, shall make from Company funds all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if the Company lacks sufficient funds for the Manager to carry out its responsibilities under this Agreement.
            (c)     Procurement. The Manager shall (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made to the extent reasonably possible on the best terms available, taking into account all of the circumstances, and (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions.
            (d)     Title; Encumbrances. The Manager shall conduct such title examinations and cure such title defects as may be advisable in the Manager's reasonable judgment, and keep the Assets free and clear of Encumbrances, except for Permitted Encumbrances.
            (e)     Taxes. The Manager shall (i) make or arrange for all payments required by any Underlying Agreements, and (ii) pay all Taxes on Operations and Assets, except (A) Taxes determined or measured by a Member's revenue or net income and (B) Taxes on production of Products (if any) that are distributed in-kind to a Member; provided, that if authorized by the Management Committee, the Manager shall have the right to contest the validity or amount of any Taxes the Manager deems to be unlawful, unjust, unequal or excessive, and to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization of such Taxes before such Taxes are required to be paid, but the Manager shall not permit or allow title to the Assets to be lost as the result of the nonpayment of any such Taxes.
            (f)     Compliance with Laws. The Manager shall (i) apply for all necessary Permits, (ii) comply with applicable Laws, (iii) promptly provide notice to the Management Committee of any allegations of a material violation of Laws, and (iv) prepare and file all reports or notices required by any Governmental Authority for Operations. The Manager shall timely cure or dispose of any violation of Laws through performance, or payment of fines and penalties, or both, the cost of which shall be charged to the Company Account.
            (g)     Litigation. The Manager shall prosecute and defend, but shall not initiate without the approval of the Management Committee, all litigation, arbitrations or administrative proceedings arising out of Operations. The Manager shall keep the Management Committee reasonably informed of the progress of any such litigation, arbitrations or proceedings. The Management Committee shall approve in advance any settlement involving payments, commitments or obligations in excess of $50,000 in cash or value.
            (h)     Insurance. The Manager shall obtain insurance for the benefit of the Company, the Members and the Manager as may be determined from time to time by the Manager.
            (i)     Disposition of Assets. The Manager may dispose of Assets, whether by abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Section 10.2. Without prior approval from the Management Committee, however, the Manager shall not (i) dispose of Assets in any one transaction (or in any series of related transactions) having a value in excess of $100,000, (ii) enter into any sales contracts or commitments for Product, (iii) dissolve or begin a liquidation of the Company, or (iv) dispose of all or a substantial part of the Assets necessary for the Business.
            (j)     Maintenance of Assets. The Manager shall perform all assessment and other work and pay all Governmental Fees required by Law in order to maintain the unpatented mining claims, mill sites and tunnel sites included within the Properties. The Manager may perform the

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  assessment work under a common plan of exploration, and continued actual occupancy of such claims and sites is not required. The Manager shall not be liable for any determination by any Governmental Authority that the work performed by the Manager did not constitute the required annual assessment work or occupancy to preserve or maintain ownership of the claims; provided that the work was performed in accordance with accepted industry standards and the adopted Program and Budget. The Manager shall timely record with the appropriate county and file with the appropriate United States agency, any required affidavits, notices of intent to hold and other documents in proper form attesting to the payment of Governmental Fees, the performance of assessment work or intent to hold the claims and sites, in each case in sufficient detail to reflect compliance with applicable requirements.
            (k)     Changes to Mineral Rights. If authorized by the Management Committee, the Manager may (i) locate, amend or relocate any unpatented mining claim, mill site or tunnel site, (ii) locate any fractions resulting from such amendment or relocation, (iii) apply for patents or mining leases or other forms of mineral tenure for any such unpatented claims or sites, (iv) abandon any unpatented mining claims for the purpose of locating mill sites or otherwise acquiring from the United States rights to the ground covered thereby, (v) abandon any unpatented mill sites for the purpose of locating mining claims or otherwise acquiring from the United States rights to the ground covered thereby, (vi) exchange with or convey to the United States any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground and (vii) convert any unpatented claims or mill sites into one or more leases or other forms of mineral tenure under any Law hereafter enacted.
            (l)     Accounting. The Manager shall (a) keep and maintain all required accounting and financial records under the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry, (b) keep and maintain current balances of Contributed Capital, (c) keep and maintain Capital Accounts of the Members in accordance with Exhibit C, and (d) keep all Company accounts separate and segregated from the individual accounts of the Manager.
            (m)     Reporting; Audits. The Manager shall (i) provide the reports to the Members required under Section 6.10, (ii) permit the inspections and access rights under Section 6.11, and (iii) obtain the independent audit required under Section 6.12.
            (n)     Environmental Compliance Plan. The Manager shall prepare an Environmental Compliance plan for all Operations consistent with the requirements of applicable Laws or contractual obligations and shall include in each proposed Program and Budget sufficient funding to implement the Environmental Compliance plan and to satisfy the financial assurance requirements of applicable Laws and contractual obligation pertaining to Environmental Compliance. To the extent practical, the Environmental Compliance plan shall incorporate concurrent reclamation of Properties disturbed by Operations.
            (o)     Continuing Obligations. The Manager shall undertake to perform Continuing Obligations when and as economic and appropriate, whether before or after termination of Operations. The Manager shall have the right to delegate performance of Continuing Obligations to Persons having demonstrated skill and experience in relevant disciplines. As part of each proposed Program and Budget, the Manager shall specify the measures to be taken for performance of Continuing Obligations and the cost of such measures. The Manager shall keep the Management Committee reasonably informed about the Manager's efforts to discharge Continuing Obligations. Authorized representatives of each Member shall have the right from

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  time to time to enter the Properties to inspect work directed toward satisfaction of Continuing Obligations, and to audit books, records, and accounts related thereto.
            (p)     Environmental Compliance Fund. Funds deposited into the Environmental Compliance Fund shall be maintained by the Manager in a separate, interest bearing cash management account, which may include money market investments and money market funds, or longer term investments. Such funds shall be used solely for Environmental Compliance and Continuing Obligations, including committing such funds, interests in property, insurance or bond policies, or other security to satisfy Laws regarding financial assurance for the reclamation or restoration of the Properties, and for other Environmental Compliance requirements.
            (q)     Other Activities. The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing.
            (r)     Delegation. The Manager shall have the right to carry out its duties and responsibilities under this Agreement through Affiliates, agents, consultants or independent contractors, but no such Persons shall have any rights under this Agreement.
  5.4 Standards of Care. Subject to Section 5.5, the Manager shall discharge its duties under Section 5.3 and conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of all Underlying Agreements and Permits pertaining to the Assets; provided, however, that during the Earn-In Period, the timing, nature, manner and extent of any Exploration, Development and other Operations shall be in the sole discretion of Solitario, and there shall be no implied covenant to begin or continue any such Operations or activities.
  5.5 Exculpation. Notwithstanding any contrary provision of this Agreement, the Manager shall not be liable or responsible to the Company or any Member and shall not be in breach or default of its duties under this Agreement for any act or omission (a) that is not caused by or attributable to the Manager's willful misconduct or gross negligence, (b) if the inability to perform results from (i) the failure of any Member or Representatives (other than the Manager, any Affiliate of the Manager, or any Representative designated by the Manager or any such Affiliate), to perform acts or to contribute amounts required under this Agreement, (ii) a lack of Company funds, to the extent the Manager and its Affiliates have made all Capital Contributions required to be made by them under this Agreement, or (iii) after the commencement of Joint Funding, the failure to carry out or perform in accordance with a Program and Budget for any period, if a Program and Budget has not been adopted for the period, or (c) taken in good faith reliance on an adopted Program and Budget or information, opinions, reports or statements presented by any other Member or Representative of any other Member, or by any other Person as to matters the Manager reasonably believes are within the other Person's professional or expert competence.
  5.6 Indemnification of Manager and Representatives. Subject to the limitations of the Act, the Company shall indemnify, defend and hold harmless the Representatives and the Manager from and against any Adverse Consequences arising as a result of any act or omission of any such Representative or the Manager with respect to the Company believed in good faith to be within the scope of authority conferred in accordance with this Agreement, except for willful misconduct or gross negligence.
            (a)     Contract Rights. The rights granted under this Section 5.6 are contract rights, and no amendment, modification or repeal of this Section 5.6 shall have the effect of limiting or denying any such rights with respect to actions taken, omissions, or proceedings arising before any such amendment, modification or repeal. It is expressly acknowledged that the indemnification

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  provided in this Section 5.6 could involve indemnification for negligence or strict liability. Notwithstanding the foregoing, the Company's indemnification of the Manager and the Representatives as to third party claims shall be only with respect to such Adverse Consequences that are not otherwise compensated by insurance.
            (b)     Advancement of Expenses. The rights to indemnification conferred in this Section 5.6 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by any Person entitled to be indemnified who was, is or is threatened to be made a named defendant or respondent in an action, suit, proceeding or arbitration in advance of the final disposition of the action, suit, proceeding or arbitration and without any determination as to the Person's ultimate entitlement to indemnification; provided, that the payment of such expenses in advance of the final disposition or award of an action, suit, proceeding or arbitration shall be made only upon delivery to the Company of a written affirmation by such Person of his or its good faith belief that he or it has met the standard of conduct necessary for indemnification under this Section 5.6 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Section 5.6 or otherwise.
            (c)     Non-Exclusive Rights. The right to indemnification and the advancement and payment of expenses conferred in this Section 5.6 are not exclusive of any other right that any such indemnified Person may have or acquire under any Law, provision of this Agreement, vote of the Management Committee or the Members or otherwise.
            (d)     Invalidity. If this Section 5.6 or any portion shall be invalidated on any ground by any court of competent jurisdiction or arbitration panel, then the Company shall indemnify and hold harmless the Manager or Representatives indemnified under this Section 5.6 as to the Adverse Consequences to the full extent permitted by any portion of this Section 5.6 that has not been invalidated, and to the fullest extent permitted by applicable Law.
            (e)     Insufficient Funds. If the assets of the Company are insufficient to fund any indemnity to which the Manager or any Representative is entitled under this Section 5.6, the Members shall make Capital Contributions to the Company (or if the Company has been terminated, pay to the indemnified Person) in accordance with their respective Interests to fund any such indemnification obligations. In the case of Continuing Obligations, proportionate liability of the Members (including the Manager) for any indemnification hereunder arising from such Continuing Obligations shall be determined in accordance with Section 4.4.
  5.7 Resignation; Removal; Replacement.
            (a)     Voluntary Resignation. The Manager may voluntarily resign at any time upon 45 days' prior notice to the Management Committee. Acceptance of such resignation shall not be necessary.
            (b)     Deemed Resignation. The Manager shall automatically be deemed to resign without the requirement of notice or other notice of any kind effective immediately upon the occurrence of an Insolvency Event with respect to the Manager.
            (c)     Removal. The Manager may be removed by notice of the other Member to the Manager (i) if, prior to the commencement of Joint Funding, the Interest of the Manager and its Affiliates becomes less than 10%, (ii) if, after the commencement of Joint Funding the Interest of the Manager and its Affiliates becomes less than 50%, or (iii) for Misconduct of the Manager or any Member that is an Affiliate of the Manager; provided, such notice shall be delivered to the Manager within 90 days after the date such other Member has notice or knowledge of the event giving rise to the removal right.

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            (d)     Replacement. If the Manager resigns voluntarily under Section 5.7(a), the other Member may elect to become the successor Manager by notice to the Management Committee within 30 days after the date of the voluntary resignation. If the other Member does not make such an election within such 30 day period, the successor Manager (who may be a Member, an Affiliate of a Member or a third party) shall be elected by the Management Committee. If the Manager is deemed to resign under Section 5.7(b) or is removed under Section 5.7(c), the Representatives of the other Member may appoint the successor Manager (who may be a Member, an Affiliate of a Member or a third party) by notice to the Management Committee. Any successor Manager shall execute a joinder to this Agreement agreeing to be bound by the provisions of this Agreement that relate to the Manager. The appointment of a successor Manager shall be deemed to pre-date any event causing a deemed resignation of the Manager under Section 5.7(b).
            (e)     No Effect on Interest. The resignation or removal of a Person as the Manager shall not require or result in the resignation or removal of such Person as a Member, reduce the Interest of such Member or its Representatives, or restrict the right of such Member to appoint Representatives to the Management Committee.
  5.8 Payments To Manager. The Manager shall be compensated for its services and reimbursed for its costs in accordance with the Accounting Procedure.
  5.9 Affiliate Transactions. The Company shall not enter into any agreement or contract (including the payment of any fees or other compensation) with the Manager, any Affiliate of the Manager or any Member, or any material modification or amendment to any such agreement or contract, except (a) on terms no less favorable than would be the case with unrelated third parties in arms' length transactions, (b) with the approval of the Representatives of each Member that is not a party (and whose Affiliates are not a party) to the agreement, contract, modification or amendment, or (c) as specifically provided in this Agreement or in the then current approved Program and Budget; provided that the Members acknowledge that the services to be performed by the Manager may be delegated to any Affiliate of the Manager and performed by such Affiliate, and costs and charges for such services shall be paid and reimbursed by the Company from the Business Account to the same extent as if such services were performed directly by the Manager.
  5.10 Changes to Mining Law. The Members are aware that the mining Laws of the United States or the State of Nevada pertaining to unpatented mining claims and millsites or activities thereon may be amended or new Laws may be enacted. In that event, the Manager shall have the option (but not the obligation, except to the extent required under Underlying Agreements) of maintaining the rights and obligations of the Company in and to the Properties and the lands covered thereby pursuant to those new or amended Laws, subject to this Agreement and to the extent allowable, including the right to convert the Owned Claims and the Leased Claims to any new property rights that may be created, and all of the terms and conditions of this Agreement shall apply to such new property rights. The Members agree to cooperate with the Manager in this regard.

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  PROGRAMS AND BUDGETS; ACCOUNTING AND REPORTING

  6.1 Operations Under Programs and Budgets. Except as otherwise provided in this Agreement, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired consistent with adopted Programs and Budgets. Each Program and Budget shall provide for (a) accrual of reasonably anticipated Environmental Compliance expenses for all Operations contemplated under the Program and Budget, and (b) payment of all obligations of the Company under Underlying Agreements.
  6.2 Presentation of Proposed Programs and Budgets. At least 60 days before the anticipated commencement of Joint Funding and not later than November 1 of each calendar year thereafter, the Manager shall prepare a proposed Program and Budget for the succeeding calendar year (or remaining portion of the calendar year, in the case of the first Program and Budget after the commencement of Joint Funding) or longer such period approved by the Management Committee, and submit the proposed Program and Budget for such calendar year or other period to the Management Committee for its review and approval. The proposed Program and Budget shall be accompanied by a notice of the date and time of the meeting to be held under Section 6.3 to consider the proposed Program and Budget, which date shall not be less than 20 days after the submission of the proposed Program and Budget to the Management Committee.
  6.3 Approval of Proposed Programs and Budgets. On or before the date that is 30 days after the submission of a proposed Program and Budget for the first period after the commencement of Joint Funding and on or before November 1 of each calendar year thereafter at a meeting of the Management Committee, the Representatives of each Member shall submit in writing to the Management Committee whether such Representatives (a) approve the proposed Program and Budget, (b) propose modifications to the proposed Program and Budget, or (c) reject the proposed Program and Budget. If the Representatives of a Member do not approve the proposed Program and Budget, then the Management Committee shall call another meeting to be held within 20 days after the first meeting to reconsider the Program and Budget and to vote on the Program and Budget. During such 20 day period, the Manager shall negotiate in good faith with the Representatives to develop a Program and Budget that is acceptable to all of the Representatives, and shall deliver such Program and Budget to the Representatives at or before the subsequent meeting, but neither the Manager nor any Representatives shall have any obligation to agree to any particular modification to the Program and Budget during such negotiations. At the subsequent meeting to again vote on the Program and Budget (taking into account any revisions proposed by the Representatives during the negotiation period), the Representatives of each Member shall either vote to either approve or reject the Program and Budget, but may not propose additional modifications and the Program and Budget shall be approved or rejected as a result of such vote. If one or more Representatives do not attend any meeting of the Management Committee, the purpose of which is to review and approve a Program and Budget or an Amendment, then the Representatives present at the meeting, if they constitute a quorum, may approve the proposed Program and Budget, but no other action may be taken at the meeting.

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  6.4 Amendments. The Manager may propose amendments ("Amendments") to any currently approved Program and Budget from time to time before incurring costs under the Amendment. The Representatives of each Member shall have 15 days after the proposal of an Amendment by the Manager to submit in writing to the Management Committee one of the responses described in Section 6.3(a), (b) or (c) (substituting "Amendment" for "Program and Budget" in each case). If the Representatives of a Member fail to respond within the 15 day period, then those Representatives shall be deemed to have approved the proposed Amendment. If the Representatives of a Member timely submit to the Management Committee their rejection of, or proposed modifications to, the proposed Amendment, then the Manager may call a special meeting of the Management Committee under Section 5.2(c) to vote on an Amendment. If the Manager calls such a meeting, the Manager shall negotiate in good faith with the Representatives to develop an Amendment that is acceptable to all of the Representatives, and shall deliver its revised Amendment to the Representatives at or before the meeting. At the meeting to vote on the Amendment (taking into account any revisions made by the Manager during the negotiation period), the Representatives of each Member shall either vote to either accept or reject the revised Amendment, but may not propose additional modifications. If the Amendment relates to Operations on existing Properties and does not increase the aggregate original Budget by more than 10% (taking into account other Amendments adopted after the date of the original Budget), then the Members shall continue to participate in the Joint Funding of the Program and Budget, as amended, based on their original elections under Section 6.5. If the Amendment does not relate to Operations on existing Properties or increases the aggregate original Budget by more than 10% (taking into account other Amendments adopted after the date of the original Budget), then the Program and Budget, as amended, shall be treated as a new Program and Budget and each Member shall be entitled to make new elections under Section 6.5 as to their participation in Joint Funding with respect to the remaining period under the amended Program and Budget.
  6.5 Election to Participate.
            (a)     By notice to the Management Committee (a "Non-Contribution Notice") within 20 days after the final vote adopting a Program and Budget, a Member (a "Non-Contributing Member") may elect to contribute to such Program and Budget in some lesser amount than in accordance with its Interest, or may elect not to contribute any amount to such Program and Budget. If a Member does not timely provide a Non-Contribution Notice to the Management Committee, such Member shall be deemed to have elected to contribute to the Program and Budget in proportion to its Interest as of the beginning of the period covered by the Program and Budget. The difference, if any, between the amount that the Non-Contributing Member would otherwise be required to contribute in accordance with its Interest and the amount, if any, that the Non-Contributing Member elects or is deemed to elect to contribute, is referred to as the "Underfunded Amount."
            (b)     If a Non-Contributing Member timely delivers a Non-Contribution Notice, and the other Member has or is deemed to have elected to contribute its proportion amount to the Program and Budget in accordance with its Interest, such other Member (the "Contributing Member") shall have the right (but not the obligation) to elect by notice to the Non-Contributing Member delivered within 10 days after its receipt of the Non-Contribution Notice, to contribute all or any portion (an "Excess Contribution") of the Underfunded Amount to such Program and Budget.

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            (c)     If a Non-Contributing Member timely delivers a Non-Contribution Notice, the Interest of each Member shall, subject to Section 6.6, be adjusted, effective as of the beginning of the period covered by the Program and Budget, to equal a fraction, expressed as a percentage:
                      (i)     the numerator of which equals:
                                (A)     the Contributed Capital of the Member as of the beginning of the period covered by the Program and Budget; plus
                                (B)     the amount, if any, that the Member has agreed to contribute to the Program and Budget; plus
                                (C)     if the Member is a Contributing Member, the Excess Contribution, if any, that the Contributing Member has agreed to contribute to the Program and Budget with respect to the Underfunded Amount; and
                      (ii)     the denominator of which equals the sum of the amounts calculated under Section 6.5(c)(i) above for all Members.
            (a)     If a Non-Contributing Member delivers a Non-Contribution Notice and the Contributing Member does not elect to contribute the entire Underfunded Amount, (i) if the Manager or its Affiliate is the Contributing Member, the Manager shall adjust the Program and Budget to the extent the Manager reasonably deems necessary to take into account the reduced contributions, and (ii) if the Member that is not the Manager or an Affiliate of the Manager is the Contributing Member, the Representatives of that Member shall adjust the Program and Budget to the extent such Representatives reasonably deem necessary to take into account the reduced contributions. The Program and Budget as adjusted under this Section 6.5(d) shall replace the Program and Budget previously adopted by the Management Committee for the Program and Budget period.
  6.6 Recalculation and Restoration for Actual Contributions.
            (a)     If a Non-Contributing Member timely delivers a Non-Contribution Notice for a Program and Budget and the Interests of the Members are adjusted under Section 6.5(c), then within 45 days after the completion of the Program and Budget, the Manager shall deliver a written report to the Members of the total amount of Capital Contributions actually made by the Members under cash calls for the Program and Budget.
            (b)     If the actual amount of Capital Contributions is more or less than the budgeted amount in the adopted Budget, the Interests shall be recalculated under Section 6.5(c) by substituting the actual amount of Capital Contributions made by each Member (including any deemed Capital Contributions made by the Non-Contributing Member under Section 6.6(c)) during the Program and Budget period for the estimated amounts used in calculating the adjustments to the Interests at the beginning of the Program and Budget period.
            (c)     If the actual amount of Capital Contributions is less than 90% of the budgeted amount in the adopted Budget, the Non-Contributing Member may elect to reimburse the Contributing Member for all (but not less than all) of the Excess Contribution actually contributed by the Contributing Member by delivering a notice of its election to the Contributing Member within 10 days after receipt of the Manager's report. The notice shall be accompanied by payment in an amount equal to the actual Capital Contributions of the Excess Contribution plus interest at the Competitive Rate. If the Non-Contributing Member makes this election, for all purposes under this Agreement (including the readjustment to the Interests under Section 6.6(b)), each Capital Contribution previously made by the Contributing Member for the Excess Contribution shall instead be deemed to have been a loan from the Contributing Member to the

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  Non-Contributing Member on the date of the contribution, followed by an immediate Capital Contribution of the same amount by the Non-Contributing Member to the Company.
            (d)     If the Interests are recalculated under Section 6.6(b), and either distributions were made, or any items of Profit, Loss or credit were allocated to the Members during the period covered by the Program and Budget based on the Interests as adjusted under Section 6.5(c) at the beginning of the Program and Budget period, (i) in the case of distributions, the amount of subsequent distributions to be made to the Contributing Member shall be decreased, and the amount of subsequent distributions to the Non-Contributing Member shall be increased, until the Non-Contributing Member has received distributions from the Company, to the extent possible, in the amounts that the Non-Contributing Member would have received, and (ii) in the case of allocations, the Manager shall cause the Company to make such offsetting allocations of items of Profit, Loss or credit in a manner reasonably determined by the Manager, so that the Members have been allocated, to the extent possible, the amounts that the Members would have been allocated, in each case if the Members' Interests at the beginning of the period covered by the Program and Budget had equaled the Interests recalculated under Section 6.6(b), taking into account any reimbursement of the Excess Contribution under Section 6.6(c).
  6.7 Delay in Approval of Proposed Programs and Budgets. If the Members, acting through the Management Committee, fail to approve a Program and Budget by the beginning of the period to which the proposed Program and Budget applies, subject to the contrary direction of the Management Committee and to the receipt of necessary funds, the Manager shall continue Operations (a) if a Program and Budget has not previously been adopted, at levels sufficient to maintain the then current Operations and Properties, and (b) if a Program and Budget has previously been adopted, at levels substantially comparable with the last adopted Program and Budget. The Members shall continue to make Capital Contributions in accordance with the Interests applicable to the last adopted Program and Budget in response to capital calls from the Manager to fund such Operations during a delay in approval of a proposed Program and Budget.
  6.8 Budget Overruns; Program Changes. The Manager shall immediately provide notice to the Management Committee of any material departure from an adopted Program and Budget. If the Manager exceeds an adopted Budget (as amended under Section 6.4) by more than 15%, then the excess over 15%, unless directly caused by an emergency or unexpected expenditure made under Section 6.9 or unless otherwise authorized by the unanimous approval of the Management Committee, shall be at the sole cost and expense of the Manager and shall not considered a Capital Contribution or taken into account in the calculation of Interests. Budget overruns of 15% or less shall be considered costs and expenses of the Company, and shall be funded by the Members making additional Capital Contributions to the Company in proportion to their respective Interests.
  6.9 Emergency or Unexpected Expenditures. In case of an emergency, the Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with Laws. The Manager may also make reasonable expenditures for unexpected events that are beyond its reasonable control and that do not result from a breach by it of its standard of care in Section 5.4, subject to Section 5.5. The Manager shall promptly provide notice to the Members of the emergency or unexpected expenditure, and shall be reimbursed for all resulting costs by the Company, which costs shall be funded by the Members making additional Capital Contributions to the Company under clause (v) of Section 3.2(c) and Section 3.3 in proportion to their respective Interests at the time the emergency or unexpected expenditures are incurred.

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  6.10 Quarterly Reports. After the commencement of Joint Funding, the Manager shall promptly submit to the Management Committee the following reports:
            (a)     quarterly statements of account reflecting in reasonable detail the charges and credits to the Business Account during the preceding quarter;
            (b)     quarterly progress reports that include statements of expenditures and comparisons of such expenditures to the adopted Budget;
            (c)     periodic summaries of data acquired by or on behalf of the Company;
            (d)     copies of any reports prepared by or on behalf of the Company concerning Operations;
            (e)     a detailed final report within 45 days after completion of each Program and Budget, which report shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and
            (f)     such other reports as the Management Committee may reasonably request.
  6.1 Inspection Rights. The Manager shall (a) provide to the Representatives, accountants, advisors and other representatives of each Member, access to, and the right to inspect all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information in the possession or control of the Manager pertaining to the Company or the Operations, and (b) at the sole risk of the requesting Member, and subject to the safety requirements of applicable Laws and the Manager's reasonable safety policies and procedures, permit the Representatives, accountants, advisors and other representatives of each Member to inspect the Assets and Operations. The requesting Member shall use commercially reasonable efforts to prevent any such inspections from unreasonably interfering with Operations or the other business and operations of the Manager. The cost and expense of any such access or inspection shall be borne entirely by the requesting Member, and the requesting Member shall indemnify, defend and hold harmless the Company, the Manager and the Affiliates of the Manager, and their respective directors, officers, managers, employees and agents, from and against any bodily injury or property damage arising from or caused by any such inspections.
  6.12 Independent Audit. Upon request made by any Member within 24 months after the end of any calendar year (or, if the Management Committee has adopted an accounting period other than the calendar year, within 24 months after the end of such period), the Manager shall cause an independent accounting firm selected by the Manager (the "Independent Accountant") to conduct an independent audit of the financial statements of the Company for such calendar year (or other accounting period). Promptly after the completion of any such independent audit, the Manager shall deliver a copy of the report of the Independent Accountant on the financial statements of the Company, together with a detailed report of costs and expenditures of the Company (including all costs and expenditures for which the Manager sought reimbursement) for such year or other accounting period prepared in accordance with GAAP and reconciled to the financial statements audited by the Independent Accountant and to the quarterly reports provided to the Members under Section 6.10. All written exceptions to and claims (other than exceptions or claims based on fraud) upon the Manager by any Member relating to costs and expenditures incurred by or on behalf of the Company for such year or other accounting period shall be made by notice to the Manager delivered not more than 3 months after receipt of the audit report and the related report of costs and expenditures or shall be deemed forever waived and released. Except as provided in this Section 6.12, no Member shall have the right to request

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  an audit or other accounting of the books and records, or the Business Account, of the Company or the Manager.

  DISTRIBUTIONS

  7.1 Distributions.
            (a)     Generally. Except as otherwise provided in this Article VII, the aggregate amount of all distributions to the Members and the timing of all such distributions shall be determined by, and in the sole and absolute discretion of, the Management Committee. The Company shall dispose of Products under such arrangements as may be approved by the Management Committee from time to time.
            (b)     Cash Distributions. Except as provided in Section 7.2 and the last sentence of this clause (b), cash distributions shall be made to the Members pro rata in proportion to their respective Interests. If DHI US has elected, pursuant to clause (v) of Section 3.2(c), to have Solitario fund DHI US's share of post-Bankable Feasibility Study Company expenditures, 80% of any distributions to which DHI US shall be entitled shall be paid directly to Solitario in accordance with clause (v) of Section 3.2(c) entitling Solitario to recover all such Company expenditures made on DHI US's behalf (excluding the Continuing Payment Obligations), plus interest at the Competitive Rate. In the event of the release of any bond with respect to the Properties or the Operations, each Member shall be entitled to receive a distribution of the funds released upon release of such bond in proportion to the amount of such bond which was funded by such Member.
            (c)     Distributions In Kind. During the existence of the Company, no Member shall be entitled or required to receive as distributions from the Company any Company asset other than money. Upon the dissolution and winding-up of the Company, those Members that agree in writing may be distributed in-kind undivided interests in the Assets of the Company in accordance with Section 9.3. Except as otherwise provided in this Article VII or as otherwise determined by the Management Committee, (i) all distributions to the Members shall be in cash, (ii) no Member shall have the right to demand distributions in cash or in kind, and (iii) all distributions to the Members in kind shall be made to the Members pro rata in proportion to their respective Interests.
  7.2 Liquidating Distributions. Notwithstanding Section 7.1, all distributions made in connection with the sale or exchange of all or substantially all of the Company's assets and all distributions made in connection with the liquidation of the Company shall be made to the Members in accordance with their respective Capital Account balances at the time of distribution after taking into account the adjustments to the Capital Accounts under Sections 5.1 and 5.2 of Exhibit C, all allocations of items of Profit and Loss under Article III of Exhibit C, all sales of Products and all distributions through the date of the final distribution. All distributions to the Members under this Section 7.2 shall be made in accordance with the time requirements under Treasury Regulations  1.704-1(b)(2)(ii)(b)(2) and (3).

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  TRANSFERS AND ENCUMBRANCES
  OF INTEREST  S

  8.1 Restrictions on Transfer. Except for Permitted Transfers, Permitted Encumbrances and Permitted Interest Encumbrances, no Member shall Transfer or create an Encumbrance on all or any part of its Interest. Any attempted Transfer of, or creation of an Encumbrance on, all or any portion of an Interest not in accordance with the terms of this Article VIII shall be null and void and of no legal effect.
  8.2 Permitted Transfers and Permitted Interest Encumbrances.
            (a)     To the extent not otherwise prohibited under Section 8.3, the following Transfers ("Permitted Transfers") are permitted:
                      (i)     A Member may Transfer all or any portion of its Interest to an Affiliate of such Member without the approval of the other Member or the Manager or any other Person;
                      (ii)     A Member may Transfer all or any portion of its Interest to the other Member without the approval of the Manager or any other Person;
                      (iii)     A Member may Transfer all or any portion of its Interest to any Person with the written approval of the other Member, which approval may be withheld in the sole and absolute discretion of such other Member;
                      (iv)     A Member may Transfer all or any portion of its Interest in connection with the merger, amalgamation, consolidation or reorganization of such Member with or into any other Person without the approval of the other Member or the Manager or any other Person; provided, that the surviving entity in such merger, amalgamation, consolidation or reorganization (i) possesses all or substantially all of the stock, limited liability company or other equity interests, or all of the property rights and interests of the transferring Member, and (ii) is subject to all or substantially all of the liabilities and obligations of the transferring Member; and
                      (v)     A Member may Transfer all or any portion of its Interest to any Person without the approval of the other Member or the Manager or any other Person; provided that such Member complies with the provisions of Section 8.4.
            (b)     To the extent not otherwise prohibited under Section 8.3, the following Encumbrances ("Permitted Interest Encumbrances") are permitted:
                      (i)     A Member may create an Encumbrance on all or any portion of its Interest with the written approval of the other Member, which approval shall not be unreasonably withheld or delayed; and
                      (ii)     A Member may create an Encumbrance on all (but not less than all) of its Interest to secure debt for borrowed money incurred for the purpose of satisfying such Member's Capital Contribution obligations under this Agreement without the approval of the other Member or the Manager or any other Person.
  Upon the foreclosure or transfer or power of sale in lieu of foreclosure of any Permitted Interest Encumbrance, the transferee shall automatically be admitted as an additional Member of the Company, subject to Sections 8.3, 8.5(d), 8.6 and 8.7.

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  8.3 Additional Limitations on Transfers and Encumbrances. Notwithstanding Section 8.2:
            (a)     No Transfer permitted by this Article VIII shall relieve the transferring Member of its share of any liability, whether accruing before or after such Transfer, that arises out of Operations conducted before such Transfer, including as provided in Section 4.4;
            (b)     The transferring Member and the transferee shall bear all tax consequences of any Transfer other than a tax consequence that results from the termination for federal income tax purposes of the Tax Partnership;
            (c)     If a Member Transfers less than all of its Interest, the transferring Member and its transferee shall thereafter act and be treated as one Member, with the Member with the greater Interest hereby appointed the agent and attorney-in-fact of the Member with the lesser Interest with respect to the exercise of all rights to vote, consent, approve or otherwise make any decisions with respect to the management or Operations or the Company;
            (d)     No Member shall create an Encumbrance on all or any portion of a Interest or any economic interest therein, unless the Encumbrance expressly is subordinate to the terms of any pledge or security interest of the Interest or portion thereof that secures or is contemplated by this Agreement to secure in the future any obligation of the Company to any third party lenders, including any Project Financing; and
            (e)     Only United States currency shall be used for Transfers for consideration.
  8.4 Right of First Refusal.
            (a)     Except for Permitted Transfers described in Section 8.2(a)(i) through (a)(iv) and except for Transfers in connection with the foreclosure or transfer in lieu of foreclosure of a Permitted Interest Encumbrance, no Member (the "Selling Member") may Transfer all or any portion of its Interest to any Person, unless the Selling Member first provides an offer notice (an "Offer Notice") to the other Member (the "Notified Member") stating that the Selling Member desires to Transfer all or a portion of its Interest, designating the specific portion of the Interest (the "Offered Interest") that the Selling Member desires to Transfer, and specifying the proposed purchase price (the "Offered Price") and all of the other proposed terms and conditions of the proposed Transfer of the Offered Interest (the "Offered Terms").
            (b)     The Notified Member shall have the right, but not the obligation, for a period of 20 Business Days after its receipt of the Offer Notice, to elect to purchase all, but not less than all, of the Offered Interest for the Offered Price and on the other Offered Terms. Any such election shall be made by providing notice of such election to the Selling Member within such 20 Business Day period.
            (c)     If the Notified Member timely elects to purchase the Offered Interest, the parties shall close the sale of the Offered Interest for the Offered Price and on the Offered Terms on the later of (i) 40 Business Days after the Selling Member provides the Offer Notice, and (ii) 5 Business Days after the receipt of all required consents and approvals, if any, with respect to such Transfer from all Governmental Authorities. If the Notified Member does not elect to purchase the Offered Interest or the Notified Member fails to close the purchase thereof within the time period specified above, the Selling Member may Transfer all, but not less than all, of the Offered Interest to any third-party purchaser during the later of (1) the 90 day period after the expiration of such 20 Business Day election period, or (2) if the Notified Member elects to purchase but fails to close within the time period specified above, the 90 day period after the expiration of such period, but only for a cash value of the consideration received by the Selling Member that is greater than or equal to the Offered Price and on the Offered Terms, and only in

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  accordance with Section 8.3. If the Selling Member does not sell the Offered Interest in accordance with the terms described above within the foregoing 90 day period, the Selling Member shall again afford the Notified Member the purchase rights in this Section 8.4 with respect to any offer to sell, assign or dispose of all or any portion of the Offered Interest or any other Interest held by the Selling Member.
  8.5 Substitution of a Member.
            (a)     Except as provided in Section 8.5(c), no transferee (by conveyance, foreclosure, operation of Law or otherwise) of all or any portion of an Interest shall become a substituted Member without the unanimous approval of the Representatives of the Management Committee, which approval may be withheld in the sole discretion of each such Representative. A transferee of an Interest that receives unanimous approval to become a Member shall succeed to all of the rights and interest of his transferor in the Company. A transferee of a Member that does not receive unanimous approval to become a Member shall not become a Member, and shall have no rights under this Agreement or the Act applicable to a Member.
            (b)     Except as provided in Section 8.5(c), if a Member shall be dissolved, merged or consolidated, its successor in interest shall have the same obligations and rights to profits or other compensation that such Member would have had if it had not been dissolved, merged or consolidated, except that the representative or successor shall not become a substituted Member without the unanimous approval of the Representatives of the Management Committee, which approval may be withheld in the sole discretion of each such Representative. Such a successor in interest that receives unanimous approval to become a Member shall succeed to all of the rights and interests of his predecessor in the Company. A successor in interest that does not receive unanimous approval to become a Member shall not become a Member, and shall have no rights under this Agreement or the Act applicable to a Member.
            (c)     Notwithstanding Sections 8.5(a) and (b), subject to compliance with Sections 8.3, 8.5(d), 8.6 and 8.7, a transferee of all or a portion of an Interest in connection with a Permitted Transfer or in connection with the foreclosure or transfer in lieu of foreclosure of a Permitted Interest Encumbrance shall automatically be admitted to the Company as a substituted Member with respect to the transferred interest without the consent of any other Member or the Management Committee.
            (d)     No Transfer of any interest in the Company otherwise permitted under this Agreement, including a Permitted Transfer, shall be effective for any purpose whatsoever until the transferee shall have assumed the transferor's obligations to the extent of the interest Transferred, and shall have agreed to be bound by all the terms and conditions of this Agreement, by written instrument in form and substance reasonably satisfactory to the non-transferring Members.
            (e)     Upon the unanimous determination of the Management Committee that a transferee or the successor or representative of a Member has met the requirements for admission as a Member, the Manager shall have the authority and duty to amend this Agreement and to execute on behalf of the Members and the Company such amendments and other documents to the extent necessary to reflect the admission of such transferee as a substituted Member.
            (f)     Upon the admission of a transferee as a substituted Member, the transferor shall have no further obligations under this Agreement with respect to that portion of its Interest Transferred to the transferee; provided, that no Member or former Member shall be released, either in whole or in part, from any liability of such Member to the Company or the other Members under this Agreement or otherwise relating to periods through the date of such Transfer

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  (whether as the result of a voluntary or involuntary Transfer) or any obligation that under Section 12.12 survives the Transfer of all or any portion of a Member's Interest, unless each other Member agrees in writing to any such release.
  8.6 Conditions to Substitution. As conditions to its admission as a Member, an assignee, transferee or successor of a Member shall (a) execute and deliver any instruments, in form and substance satisfactory to the non-transferring Members, as the non-transferring Members reasonably request, and (b) pay all reasonable expenses in connection with its admission as a substituted Member.
  8.7 Admission as a Member. No Person shall be admitted to the Company as a Member unless either (a) the Interest or part thereof acquired by such Person has been registered under the Securities Act, and any applicable state securities Laws or (b) the Company has received a favorable opinion of the transferor's legal counsel or of other legal counsel acceptable to the non-transferring Members to the effect that the Transfer of the Interest to such Person is exempt from registration under those Laws. The non-transferring Members, however, may waive the requirements of this Section 8.7.
  8.8 Economic Interest Holders. A transferee or successor to all or any portion of a Interest that is not admitted as a substituted Member of the Company shall be subject to all of the economic and non-economic obligations of a Member under this Agreement, including obligations to make Capital Contributions and reimbursement obligations, but shall not have any of the non-economic rights of a Member under this Agreement. For clarity, the non-economic rights of a Member include rights to vote, consent or approve matters under this Agreement, inspection rights, audit rights, rights to indemnification, and all rights to make any claims or demands against the Company, any Member or the Manager under this Agreement, the Act or otherwise. Each Member, by execution of this Agreement, acknowledges and agrees that any of its transferees or successors that is not admitted as a substituted Member of the Company shall be bound by this Section 8.8 and the other provisions of this Agreement.

  RESIGNATION, DISSOLUTION AND LIQUIDATION

  9.1 Resignation.
            (a)     Resignation of Solitario Before Phase I Earn-In. Solitario may resign or be deemed to have resigned as provided in clause (i) of Section 3.2(c). Upon the resignation or deemed resignation of Solitario under clause (i) of Section 3.2(c), Solitario shall, subject to and in accordance with Section 9.1(c), relinquish its entire Interest to the Company, free and clear of Encumbrances created by, through or under Solitario, for no consideration whatsoever, other than the rights and obligations of Solitario that under Section 12.12 expressly survive the resignation or deemed resignation of a Member and provided further that Solitario will be solely responsible for all reclamation and remediation required in connection with its Exploration Expenses.
            (b)     Voluntary Resignation. After the commencement of Joint Funding, any Member may resign from the Company for any reason or no reason effective as of the end of the then current Program and Budget period by giving notice to the other Member not later than 30 days before the end of such Program and Budget period. Upon such resignation, the resigning Member shall, subject to and in accordance with Section 9.1(c), relinquish to the Company its entire Interest, free and clear of Encumbrances created by, through or under the resigning

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  Member, for no consideration whatsoever, other than the rights and obligations of such Member that under Section 12.12 expressly survive the resignation of a Member.
            (c)     Actions Upon Resignation. Upon the resignation or deemed resignation of a Member, or the relinquishment of a Member's Interest, the Member shall execute and deliver such instruments of assignment and conveyance, conveying its Interest to the Company (or to a designee of the Company designated by the other Member, which may include the other Member or its Affiliates) as the other Member reasonably requests.
  9.2 Dissolution. The Company shall be dissolved only upon the unanimous agreement of the Members.
  9.3 Liquidation.
            (a)     Liquidator. Promptly after the dissolution of the Company, the Manager shall appoint in writing one or more liquidators (who may be a Member or the Manager) who shall have full authority to wind up the affairs of the Company and to make a final distribution as provided in this Agreement. The liquidator shall continue to conduct Operations with all of the power and authority of the Management Committee and the Manager. Without limiting the previous sentence, the liquidator shall have the power and authority to complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of dissolution, if the transaction or obligation arises out of Operations before the time of dissolution. The liquidator shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Company, encumber Assets, and take any other reasonable action in any matter with respect to which the Company continues to have, or appears or is alleged to have, an interest or liability.
            (b)     Steps of Liquidator. The steps to be accomplished by the liquidator are as follows:
                      (i)     As promptly as possible after dissolution, the liquidator shall cause a proper accounting to be made of the Company's assets, liabilities and Operations through the last day of the month in which the dissolution occurs.
                      (ii)     The liquidator shall pay all of the debts and liabilities of the Company or otherwise make adequate provision for such debts and liabilities (including, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine) to the extent required by the Act.
                      (iii)     The liquidator shall then by payment of cash or property (at the election of the liquidator, and, in the case of property, valued under Section 5.3 of Exhibit C) distribute to the Members such amounts or property as are required to distribute all remaining amounts or property to the Members in accordance with Section 7.2.
            (c)     Distributions in Liquidation. In connection with the liquidation of the Company, those Members that agree in writing may be distributed in-kind undivided interests in the Assets of the Company. For purposes of this Section 9.3, a distribution of an asset or an undivided interest in an asset in-kind to a Member shall be considered a distribution of an amount equal to the fair market value of such asset or undivided interest as determined under Section 5.3 of Exhibit C. Each Member shall have the right to designate another Person to receive any property that otherwise would be distributed in kind to that Member under this Section 9.3. Any real property, including any mineral interests, distributed to the Members shall be conveyed by special warranty deed subject to all Encumbrances, contracts and commitments then in effect with respect to such property, which shall be assumed by the Members receiving such real property. The distribution of cash or property to the Members in accordance with the provisions of this Section 9.3 shall constitute a complete return to the Members of their respective Capital

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  Contributions and a complete distribution to the Members of their respective interests in the Company and all Company property. Without limiting the provisions of this Agreement that under Section 12.12 survive the termination of the Company, no Member shall have any obligation to contribute to the Company or pay to any other Member any deficit balance in such Member's Capital Account.
            (d)     Compliance with Laws; Timing. Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act and all other applicable Laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Liquidation of the Company shall be completed within the time limits imposed by Treasury Regulations section 1.704-1(b)(2)(ii) and (g).
  9.4 Termination.   Upon the completion of the distribution of the Company's Assets as provided in Section 9.3, the Company shall be terminated and the liquidator shall file a statement of dissolution and shall take such other actions as may be necessary to terminate the existence of the Company.

  AREA OF INTEREST; ABANDONMENT

  10.1 Acquisitions Within Area of Interest.
            (a)     General. Except as provided in this Section 10.1, no Member or former Member shall, or permit any of its Affiliates to acquire any interest or right to acquire any interest in any real property or water rights relating to real property wholly or partially within the Area of Interest (collectively, "Covered Real Property"), either directly or indirectly, alone, or as a member, partner, stockholder or other investor in any Person, at any time until the earlier of (i) the termination of the Company and (ii) the date that is 24 months after the date that such Person no longer is a Member in the Company for any reason. In addition to any other remedies provided by this Agreement and applicable Law, each Member agrees that the Company (or any Member, on behalf of the Company), may enforce this Section 10.1 through such legal or equitable remedies, including an injunction, as a court of competent jurisdiction shall allow without the necessity of bringing an arbitration action under Article XI or proving actual damages or bad faith, and each Member waives, and shall cause its Affiliates to waive, any claim or defense that the Company (or any remaining Member, on behalf of the Company) has an adequate remedy at law and any requirement for the securing or posting of any bond in connection with such equitable remedy.
            (b)     Notice to Other Member  . Within 30 days after the acquisition by any Member or former Member (the "Acquiring Member") or any Affiliate of the Acquiring Member of any Covered Real Property (excluding Covered Real Property acquired by or on behalf of the Company under a Program), the Acquiring Member shall provide notice to the other Member of such acquisition. The Acquiring Member's notice shall describe in detail the terms of the acquisition (including the associated costs), the Covered Real Property subject to the acquisition, whether or not the Acquiring Member believes the acquisition of the Covered Real Property by the Company is in its best interests, and the reasons for its conclusions. In addition to the notice, the Acquiring Member shall make any and all information concerning the Covered Real Property and the terms of the acquisition available for inspection by the other Member.

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            (c)     Option Exercised. If, within 60 days after receiving the Acquiring Member's notice, the other Member provides notice to the Acquiring Member that it elects to participate in the Covered Real Property, the Acquiring Member shall, or shall cause its Affiliate to, convey to the Company (or to the other Member or another entity as mutually agreed by the Members), by special warranty deed, its entire interest or right to acquire the Covered Real Property (or if to the other Member, a proportionate undivided interest in the Covered Real Property based on the Interests of the Members), free and clear of all Encumbrances arising by, through or under the Acquiring Member and its Affiliates, other than those to which both Members have agreed. If conveyed to the Company, the Covered Real Property shall become a part of the Properties for all purposes of this Agreement immediately upon the notice of such other Member's election to participate. Such other Member shall promptly pay to the Acquiring Member its proportionate share based on Interests of the Acquiring Member's and its Affiliates' actual out-of-pocket acquisition costs, but only in the event that the Acquiring Member is not a former Member.
            (d)     Option Not Exercised  . If the other Member does not give notice of its election to participate within the 60 day period in Section 10.1(c), neither such other Member nor the Company shall have any interest in the Covered Real Property, and the Covered Real Property shall not be a part of the Properties or otherwise be subject to this Agreement.
  10.2 Surrender or Abandonment of Property

  Either Member may request that the Management Committee authorize the Manager to surrender or abandon part or all of the Properties. If the Management Committee does not authorize such surrender or abandonment after such a request, or authorizes such surrender or abandonment over the objection of a Member, subject to the terms of any Project Financing, any Company indebtedness or other contractual or legal restrictions binding on the Company, the Member that desires to retain such Properties shall be distributed such Properties without cost to such Member by special warranty deed, free and clear of all Encumbrances created by, through or under the Member that desires for such Properties to be surrendered or abandoned (but subject to any Encumbrances previously created thereon by the Company or existing at the time such Properties were acquired by the Company), which Properties the Members agree shall be assigned an agreed fair market value as of the time of distribution of zero dollars. As and to the extent provided in Section 4.4, the Member that desires to abandon or surrender such Properties shall remain liable to reimburse the acquiring Member and its Indemnified Member Parties for its share (determined by Interests as of the date of such distribution) of any Adverse Consequences with respect to such Properties, including Continuing Obligations, Environmental Liabilities and Environmental Compliance, whether accruing before or after the date of such distribution, arising out of activities before the date of such distribution.
  10.3 Monte Cristo Property and SC Claims.

  Notwithstanding Section 10.2 or any of the other provisions of this Agreement to the contrary, at any time during the Earn-in Period after March 1, 2011, Solitario may elect in its sole discretion to surrender or abandon either the Monte Cristo Property (as described in Exhibit A to the Contribution Agreement) or the SC Claims (as described in Exhibit A to the Contribution Agreement), or both, by providing 30 days' written notice to DHI US.

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  Disputes

  11.1 Dispute Resolution. Any controversy, claim or dispute between or among two or more of the Members, any Indemnified Member Party, any assignee or successor of an Interest that has not been admitted as a Member, the Manager, the Company and any of their respective Affiliates (each, a "Dispute Party") (but excluding any controversy, claim or dispute to which all of the parties are any one Member or the Manager and its Indemnified Member Parties or its Affiliates) arising out of, relating to or in connection with the Company, Operations or this Agreement (a "Dispute"), and that is not otherwise settled by agreement between or among such parties, shall be exclusively and finally resolved pursuant to the provisions and procedures set forth in this Article XI. Without limiting the foregoing, the following shall be considered Disputes for this purpose: (a) all questions relating to the interpretation or breach of this Agreement or the Contribution Agreement, (b) all questions relating to the application of the Act to this Agreement or the interpretation of the Act, (c) all questions relating to any representations, negotiations and other proceedings leading to the execution of this Agreement or the Contribution Agreement, and (c) all questions relating to the application of this Article XI and the arbitration provisions in this Article XI. Notwithstanding the previous provisions of this Section 11.1, although the Dispute Parties agree that any legal action for a preliminary injunction or other prejudgment relief will be resolved by the Sole Arbitrator or the Arbitration Panel appointed under Section 11.3, at any time before the Sole Arbitrator or the Arbitration Panel has been appointed, any Dispute Party may seek a preliminary injunctive or other prejudgment relief from any court of competent jurisdiction to the extent necessary to preserve the status quo or to preserve a Dispute Party's ability to obtain meaningful relief pending the outcome of the arbitration proceedings under this Article XI. Any Dispute Party may bring an action in any court of competent jurisdiction to compel arbitration of any Dispute after the procedure under Section 11.2 is exhausted; provided, that to the fullest extent permitted by Law, each Dispute Party hereby waives and relinquishes any right under the Act or otherwise to compel the resolution of any substantive issues regarding a Dispute in any court, or to request any other relief from any court except as specifically set forth in this Article XI.
  11.2 Executive   Mediation. In the event of any Dispute, upon any Dispute Party providing notice to the other Member(s), such Dispute shall immediately be referred to one representative of the executive management designated by each Dispute Party who is authorized to settle the Dispute. Such representatives shall promptly meet in a good faith effort to resolve the Dispute. If the representatives designated by the relevant Dispute Parties under this Section 11.2 do not resolve the Dispute within 60 days after the notice, the Dispute shall be exclusively and finally resolved by binding arbitration under the provisions and procedures in Section 11.3.
  11.3 Arbitration  . An arbitration under this Article XI shall be administered by the American Arbitration Association (the "AAA") under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In connection with any proceedings concerning the recognition or enforcement of the arbitral award, each Dispute Party consents to personal jurisdiction and venue in the federal and state courts in Denver, Colorado, and waives any objection that it otherwise might have as to whether these courts are a sufficiently convenient forum.

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            (a)     For disputes involving amounts of $2,000,000 or less, the Dispute Parties shall attempt, by mutual agreement, to nominate a sole arbitrator, who shall be an English-speaking lawyer with not less than 10 years' experience with mining venture transactions, and neutral and independent of the Dispute Parties (the "Sole Arbitrator"), within 30 days after submission to the AAA of a notice of arbitration by either Dispute Party. If the Dispute Parties cannot agree on a Sole Arbitrator within that 30-day period, or in the case of disputes involving more than $2,000,000, the arbitration shall be conducted before a panel of three arbitrators, each of whom shall be an English-speaking lawyer with at least 10 years' experience with mining venture transactions, and be neutral and independent of the parties (the "Arbitration Panel"). The claimant or claimants shall appoint one arbitrator in the demand for arbitration, and the respondent or respondents shall appoint one arbitrator in the answer to the demand for arbitration. The third arbitrator shall be selected by the two arbitrators so appointed; provided, that if the two arbitrators so appointed fail to select the third arbitrator within 30 days after the date on which the last of such two arbitrators are appointed, then the third arbitrator shall be appointed by the AAA. The third arbitrator, regardless of how selected, shall chair the Arbitration Panel. Once the arbitrators are impaneled, if (i) an arbitrator withdraws after a challenge, (ii) an arbitrator dies, or (iii) an arbitrator otherwise resigns or is removed, then such arbitrator shall be replaced within 30 days by the applicable party or arbitrators in accordance with this Section 11.3(a).
            (b)     The place of arbitration shall be Denver, Colorado. The arbitration shall be conducted in English; provided that any Dispute Party, at its cost, may provide for the translation of the arbitration proceeding into a language other than English.
            (c)     Unless the Sole Arbitrator or the Arbitration Panel orders an earlier date, not less than 30 days before the beginning of the evidentiary hearing, each Dispute Party shall submit to the other Dispute Party the documents, in English, that it intends to use in the arbitration and a list of the witnesses whom the Dispute Party intends to call at the hearing. Each Dispute Party or its legal counsel shall have the right to examine witnesses and to cross-examine the witnesses of the opposing party.
            (d)     To the extent reasonably possible, the Sole Arbitrator or the Arbitration Panel shall issue its final award within 6 months after the date on which the third arbitrator is designated. The decision of the Sole Arbitrator or the Arbitration Panel shall be final and binding. The award shall be in the form of written findings of fact and the conclusions of Law upon which the decision is based. The award shall not include any exemplary, indirect, incidental, special, consequential, or punitive damages. Each Dispute Party shall bear its own costs, expenses, and attorneys' fees incurred in connection with the arbitration. The claimant or claimants and the respondent or respondents shall each be responsible for one-half of the arbitrators' fees.
            (e)     Notwithstanding the pendency of any arbitration, the obligations of the Dispute Parties under this Agreement and the Contribution Agreement shall remain in full force and effect; provided, that no Dispute Party shall be considered in default under either such agreement (except for defaults for the payment of money) during the pendency of an arbitration specifically relating to the default.
            (f)     The arbitrators have no authority to make any ruling, finding or award that does not conform to the terms and conditions of this Agreement and the Contribution Agreement as interpreted under the Laws of Colorado, without regard to any conflicts of Law provision or rule that would cause the application of the Laws of any jurisdiction other than Colorado, including in each case any applicable statutes of limitations. Neither the Sole Arbitrator nor the Arbitration

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  Panel shall have any authority to award exemplary, punitive, special, indirect, incidental or consequential damages, but shall otherwise have the power to order any remedy available at law or in equity under Colorado Law that is not prohibited by the terms and provisions of this Agreement and the Contribution Agreement.

  MISCELLANEOUS

  12.1 Confidentiality.
            (a)     Subject to Section 12.1(b), each Member and the Manager shall keep confidential and not use, reveal, provide or transfer to any third party any Confidential Information that it obtains or has obtained concerning the Company or the other Member without the prior written consent of the other Member, which consent shall not be unreasonably withheld or delayed, except (i) to the extent that disclosure to a third party is required by Law, (ii) information that, at the time of disclosure, is generally available to the public (other than as a result of a breach of this Agreement or any other confidentiality agreement to which such Person is a party or of which it has knowledge), as evidenced by generally available documents or publications, and (iii) information that was in the disclosing party's possession before the Effective Date (as evidenced by appropriate written materials) and was not acquired directly or indirectly from the Company or the other Member (including in its capacity as the Manager).
            (b)     Notwithstanding Section 12.1(a), Confidential Information may be disclosed without consent to (i) a consultant, contractor, subcontractor, officer, director or employee of the Company, the Manager or any Member or any of their respective Affiliates that has a bona fide need to be informed of the Confidential Information, (ii) any third party to whom the disclosing Member or Manager contemplates a Transfer of all or any part of its Interest or the Assets, (iii) any actual or potential lender, underwriter or investor for the sole purpose of evaluating whether to make a loan to or an investment in the disclosing Member or the Company, or (iv) in connection with a press release or public announcement under Section 12.2.
            (c)     As to any disclosure under clause (i), (ii) or (iii) of Section 12.1(b), (i) the disclosing Member or Manager shall give notice to the other Member concurrently with the making of the disclosure, (ii) only such Confidential Information as the recipient has a legitimate business need to know shall be disclosed, (iii) the recipient shall first agree in writing to protect the Confidential Information from further disclosure to the same extent as the Members and the Manager are obligated under this Section 12.1, and (iv) the disclosing Member or Manager shall be responsible and liable for any use or disclosure by any such recipient that would constitute an impermissible use or disclosure by the disclosing Member or Manager.
            (d)     A Member or Manager shall continue to be bound by this Section 12.1 until the earlier of (i) the date that is 2 years after the cancellation of the articles of organization of the Company (notwithstanding the resignation or deemed resignation of such Member or Manager or the Transfer by such Member of its entire Interest), and (ii) the date that is 2 years after the resignation or deemed resignation of such Member or Manager or, in the case of a Member, the Transfer by such Member of its entire Interest; provided that with respect to any Confidential Information that constitutes "trade secrets" of a Member or the Company under the Uniform Trade Secrets Act or similar applicable Laws, the provisions of this Section 12.1 shall survive indefinitely.

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  12.2 Public Announcements.   Any Member may issue any press release or make any public disclosure concerning the Company or Operations that it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly traded securities or the publicly traded securities of any of its Affiliates; provided that if a Member or any of its Affiliates intends to issue such a press release or make such a disclosure, it shall use commercially reasonable efforts to advise the other Member before issuing the press release or making the disclosure. Except as provided in the previous sentence, neither the Company, any Member, the Manager, nor any of their respective Affiliates, shall issue any press release or make any public announcement relating to the Company or Operations without the prior written approval of the Management Committee.
  12.3 Notices. All notices to the Members or the Manager shall be in writing to the applicable address on the signature page to this Agreement, and shall be given (i) by personal delivery or recognized international overnight courier, (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested. All notices shall be effective and shall be deemed delivered (a) if by personal delivery or by overnight courier, on the date of delivery if delivered before 5:00 p.m. local destination time on a Business Day, otherwise on the next Business Day after delivery, (b) if by electronic communication on the Business Day after receipt of the electronic communication, and (c) if solely by mail, on the Business Day after actual receipt. A Member or Manager may change its address by notice to the other Members.
  12.4 Headings. The subject headings of the Articles, Sections and subsections of this Agreement and the Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of their provisions.
  12.5 Waiver. Except for waivers specifically provided for in this Agreement, rights under this Agreement may not be waived except by an instrument in writing signed by the Member or Manager to be charged with the waiver. The failure of a Member or the Manager to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach of this Agreement shall not constitute a waiver of any provision of this Agreement or limit the Member's or the Manager's rights thereafter to enforce any provision or exercise any right.
  12.6 Amendment. Except for (a) amendments executed by the Manager in connection with the admission of additional or substituted Members under Sections 2.6 or 8.5(e), (b) updates made and executed by the Manager to reflect changes to Interests, addresses or Representatives, and (c) deemed amendments adopted under Section 12.7, notwithstanding the definition of "operating agreement" contained in section 7-80-102(11) of the Act or any other contrary provision of the Act, no amendment, restatement, modification, or supplement of or to this Agreement shall be valid or shall constitute part of the "operating agreement" of the Company unless it is made in a writing duly executed by each Member or at least one Representative of each Member, which writing specifically indicates that it is amending, restating, modifying or supplementing this Agreement. To the extent reasonably possible, minutes, resolutions and consents of the Management Committee that are executed or approved by at least one Representative of each Member shall be read in a manner consistent with this Agreement. To the extent of any irreconcilable conflict between any provision of this Agreement and any such minutes, resolutions or consents, this Agreement shall control. Under no circumstances shall any consent or approval of the Management Committee that is not executed or approved by each


  Member or at least one Representative of each Member amend, restate, modify or supplement this Agreement.
  12.7 Severability. If at any time any covenant or provision contained in this Agreement is deemed in a final ruling of the Arbitration Panel to be invalid or unenforceable, such covenant or provision shall be considered divisible and shall be deemed immediately amended and reformed to include only such portion of such covenant or provision as the Arbitration Panel has held to be valid and enforceable. Such covenant or provision, as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion had not been included in this Agreement.
  12.8 Force Majeure. Except for any obligation after commencement of Joint Funding to make Capital Contributions or other payments when due under this Agreement, the obligations of a Member or the Manager, shall be suspended to the extent and for the period that performance is prevented by in whole or in part by a Force Majeure Event. The affected Member or Manager shall promptly give notice to the other Member of the Force Majeure Event and the suspension of performance, stating in the notice the nature of and the reasons for the Force Majeure Event and its estimated duration. The affected Member or Manager shall resume performance as soon as reasonably possible.
  12.9 Rules of Construction. Each Member, Manager or other party to or bound by this Agreement acknowledges that it has been represented by counsel during the negotiation, preparation and execution of this Agreement or the acquisition of its Interest or other interest in the Company. Each such party therefore waives the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the drafter of the agreement or document.
  12.10 Governing Law. This Agreement, and the rights and liabilities of the Parties under this Agreement, shall be governed by and interpreted in accordance with the Laws of the State of Colorado, except for its rules as to conflicts of Laws that would apply the Laws of another state.
  12.11 Further Assurances. Each Member and the Manager agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.
  12.12 Survival.
            (a)     Resignation, Relinquishment, Redemption and Transfer. After the resignation or deemed resignation of a Member, the relinquishment or redemption of a Member's Interest, or the Transfer by a Member of its entire Interest in the Company, such former Member shall have no further rights or obligations as a Member of the Company relating to periods after the date of the resignation, deemed resignation, relinquishment, redemption or Transfer; provided, that after such resignation, deemed resignation, relinquishment, redemption or Transfer, such former Member shall (i) not be released, either in whole or in part, from any liability of such Member to the Company or the other Members under this Agreement or otherwise relating to periods through the date of such resignation, deemed resignation, relinquishment, redemption or Transfer, unless each other Member agrees in writing to any such release, (ii) remain liable to each other Member and former Member and their respective Indemnified Member Parties for its reimbursement and indemnification obligations under Sections 4.3 and 4.4, and (iii) shall continue to have the right to enforce the indemnification and reimbursement obligations of the Company, the other Members and the former Members under Sections 4.2, 4.3 and 4.4 with respect to actions, omissions or events occurring before the date of such resignation, deemed resignation, relinquishment, redemption or Transfer, notwithstanding any amendment, restatement, modification or supplement to this Agreement adopted after the date of such resignation, deemed resignation, relinquishment, redemption or Transfer that attempts to limit or restrict such rights. In addition, a former Member shall continue to be subject to its obligations, if any, under Section 10.1 after the resignation or deemed resignation of such former Member.
            (b)     Dissolution, Liquidation and Termination. After the dissolution, liquidation and termination of the Company, (i) each Person that was a Member as of the date of the dissolution of the Company shall be entitled to copies of all information acquired by or on behalf of the Company on or before the date of termination and not previously furnished to such Person, (ii) if any former Member continues to own all or any portion of the Properties, each Person that was a Member as of the date of dissolution of the Company shall continue to have rights of ingress and egress to such Properties for purposes of ensuring Environmental Compliance, and (iii) each former Member (regardless whether such person was a Member as of the date of the dissolution of the Company) shall remain liable for (A) its indemnification and reimbursement obligations under Sections 4.3 and 4.4, subject to Section 4.5, and (B) its Capital Contribution obligations under clause (v) of Section 3.2(c) and 3.3, but only in the case of this clause (B) to the limited extent provided in Section 5.6(e).
            (c)     Survival of Provisions. The provisions of this Agreement shall survive any event described in Section 12.12(a) and (b) to the fullest extent necessary for the enforcement of such provisions and the protection of the Members, the Manager or other Persons in whose favor such provisions run.
  12.13 No Third Party Beneficiaries  . Except to the extent specifically provided in this Agreement with respect to the Indemnified Member Parties (who are express third party beneficiaries of this Agreement solely to the extent provided in this Agreement), this Agreement is for the sole benefit of the Members, the Manager and the Representatives, and no other Person (including any creditor of the Company, the Members, the Indemnified Member Parties and the Manager), is intended to be a beneficiary of this Agreement or shall have any rights under this Agreement. Except as specifically provided in this Agreement, no Person (including any named third party beneficiary) shall have a right to approve any amendment or modification, or waiver under, this Agreement.
  12.14 Entire Agreement. This Agreement and the Contribution Agreement contain the entire understanding of the Members and the Manager with respect to the Company and supersede all prior agreements, understandings and negotiations relating to the subject matter of this Agreement and the Contribution Agreement.
  12.15 Parties in Interest. This Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Members and the Manager, and shall be binding upon the successors and assigns of the Members and the Manager (whether or not permitted). In the event of any conflict between this Agreement, on the one hand, and the Contribution Agreement, on the other hand, the terms of this Agreement shall control.
  12.16 Counterparts. This Agreement may be executed in multiple counterparts, and all such counterparts taken together shall constitute the same document.

  [Signatures on Next Page]

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  The parties have executed this Agreement on the dates indicated below to be effective for all purposes as of the Effective Date.

                                                                        MEMBERS:

                                                                        DHI Minerals (U.S.) Ltd.

  Address: 680 - 789 West Pender Street          By: /s/ John Brownlie

  Vancouver, BC V6C1H2                                        Name: John Brownlie
  Attention: John Brownlie                                        Title: President and Director
  Facsimile: 604-488-1105                                        Date: December 22, 2010

                                                                        Solitario Exploration & Royalty Corp.

  Address: 4251 Kipling Street, Suite 390        By: /s/ James R. Maronick

  Wheat Ridge, CO 80033                                         Name: James R. Maronick
  Attention: Christopher E. Herald                            Title: Chief Financial Officer
  Facsimile: 303-534-1809                                        Date: December 22, 2010

  Acknowledged and agreed as to those provisions
  applicable to the Manager:

  MANAGER:

  Solitario Exploration & Royalty Corp.

  By: /s/ James R. Maronick                                   Address: 4251 Kipling Street, Suite 390
  Name: James R. Maronick                                        Wheat Ridge, CO 80033
  Title: Chief Financial Officer                                   Attention: Christopher E. Herald
  Date: December 22, 2010                                          Facsimile: 303-534-1809


  APPENDIX A

  Defined Terms

  As used in the Agreement, capitalized terms have the following meanings given:

  "Accounting Procedure" means the accounting and other procedures in Exhibit B.

  "Act" means the Colorado Limited Liability Company Act, C.R.S. 7-80-101, et seq.

  "Adverse Consequences" mean with respect to a Person, claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements and expenses (including reasonable attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or nature against, suffered or incurred by the Person, including, if the Person is a Member, any of the foregoing suffered or incurred by the Company to the extent funded by Capital Contributions of the Member to the Company, but excluding any diminution in the value of the Company or its Assets or any Interest.

  "Affiliate" means with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with, the subject Person. Notwithstanding the previous sentence, the Company shall not be considered an Affiliate of either Member or any of their respective Affiliates.

  "Area of Interest" means the area described in Part 3 of Exhibit A.

  "Assets" means the Properties, Products and all other real and personal property, tangible and intangible, including existing or after-acquired properties, and all contract rights, in each case held by the Company.

  "Bankable Feasibility Study" means a detailed report that recommends the development of a mine and includes at least the following information: (a) a description of the property to be covered by the proposed mine, (b) the estimated recoverable reserves of minerals and the estimated composition and content thereof, (c) the proposed procedure for development and mining production, (d) results of ore amenability tests (if any), (e) the nature and extent of the mine facilities proposed to be constructed or acquired which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the report shall also include a preliminary design for such mill, (f) the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements, (g) assessment of environmental studies, permitting requirements, and associated costs required to initiate construction, (h) the period in which it is proposed that the property be brought into Commercial Production, and (i) such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations. A Bankable Feasibility Study shall be in such form as is necessary to substantially meet the standards of North American financial institutions experienced in lending to the mining industry for the purpose of determining the advisability of providing project financing on a commercial competitive basis taking into consideration all relevant criteria deemed to be both normal and prudent for the mining industry at that time.

  "Budget" means a detailed estimate of all costs to be incurred and a schedule of Capital Contributions to be made by the Members with respect to a Program.


  "Business" means the conduct of the business of the Company in furtherance of the purposes stated in Section 2.3 and in accordance with this Agreement.

  "Business Account" means the account maintained by the Manager for the Company in accordance with the Accounting Procedure.

  "Capital Account" means the capital account maintained for each Member in accordance with Treasury Regulations section 1.704-1(b)(2)(iv).

  "Capital Contribution" means, with respect to a Member, the sum of (a) the dollar amounts of any cash and cash equivalents contributed by or on the behalf of the Member to the capital of the Company, plus (b) the fair market value, as agreed by all of the Members, or if they cannot agree, as determined by the Management Committee, of any property (other than cash or cash equivalents) contributed by the Member to the capital of the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code). In the context of a proposed or adopted Program and Budget, Capital Contribution means the proposed or actual amount of capital that each Member is required to contribute to the Company from time to time to fund the Program and Budget. Capital Contribution shall include any and all amounts contributed or paid directly by Solitario to Centennial pursuant to Section 3.2, but not any amounts paid by Solitario to DHI US.

  "Centennial Lease" means that Mining Lease Agreement between Centennial Minerals Company, LLC and Diamond Hill Investment Corp. (predecessor-in-interest to DHI US) dated November 19, 2004, as amended.

  "Code" means the Internal Revenue Code of 1986.

  "Company" means Mt. Hamilton LLC, the Colorado limited liability company governed by this Agreement.

  "Commercial Production" means the last day during which gold or any other mineral from the first deposit of Products from the Properties is produced at a rate of not less than 70% of the design capacity of a mine processing facility for at least 30 days without interruption; provided, however, that the term "Commercial Production" shall not include the refining of Products for metallurgical tests, pilot projects or facility start-up testing.

  "Competitive Rate" means a rate per annum equal to the Prime Rate plus four percentage points, but not less than eight percent.

  "Confidential Information" means all information, data, knowledge and know-how (including formulas, patterns, compilations, programs, devices, methods, techniques and processes) provided by the Company, a Member or the Manager, any of their respective Affiliates, or any of their respective employees or agents, to any of the foregoing that either (a) derive independent economic value, actual or potential, as a result of not being generally known to, or readily ascertainable by, third parties and that are the subject of efforts that are reasonable under the circumstances to maintain their secrecy, or (b) that are designated by the providing Person as confidential, in each case including all analyses, interpretations, compilations, studies and evaluations based on the information, data, knowledge and know-how that are generated or prepared by or on behalf of the recipient of the information, data, knowledge or know-how.

  "Continuing Obligations" means obligations or responsibilities that are reasonably expected to or actually continue or arise after Operations on a particular area of the Properties have ceased or are suspended, such as future monitoring, stabilization, or Environmental Compliance.


  "Contributed Capital" means the aggregate amount of Capital Contributions made by each Member to the Company; provided, however, that in the case of an election under Section 3.4(b), for purposes of determining Contributed Capital, (A) the amount contributed on behalf of the Delinquent Member by the Non-Defaulting Member shall be deemed to equal the Default Amount; multiplied by the Dilution Multiple, and (B) the Contributed Capital of the Delinquent Member shall be decreased by the amount calculated in clause (A) above; minus the Default Amount.

  "Contribution Agreement" means the Contribution Agreement, dated as of the Effective Date, among DHI US, Solitario and the Company, as to the Initial Contributions of DHI US and Solitario.

  "Control" means (a) when used as a verb, (i) with respect to an entity, the ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of the entity through the legal or beneficial ownership of voting securities or the right to appoint managers, directors or corporate management, or by contract, operating agreement, voting trust or otherwise, and (ii) with respect to a natural person, the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise, and (b) when used as a noun, an interest that gives the holder the ability to exercise any of the powers described in clause (a).

  "Development" means all preparation (other than Exploration) for the removal and recovery of Products, including pre-stripping, stripping and the construction or installation of a mill, leach facilities, or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products, and all related Environmental Compliance.

  "Dilution Multiple" means 2.0.

  "Encumbrance" means any mortgage, deed of trust, security interest, pledge, lien, right of first refusal, right of first offer, other preferential right, profits interest, net profits interest, royalty interest, overriding royalty interest, conditional sale or title retention agreement, or other burdens of any nature.

  "Environmental Compliance" means actions performed during or after Operations to comply with the requirements of all Environmental Laws or contractual commitments related to reclamation of the Properties or other compliance with Environmental Laws.

  "Environmental Compliance Fund" means the account established under Section 2.14 of Exhibit B.

  "Environmental Laws" means Laws aimed at reclamation or restoration of the Properties; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; employee health and safety; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including ambient air, surface water and groundwater; and all other Laws relating to the existence, manufacture, processing, distribution, use, treatment, storage, disposal, recycling, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.


  "Environmental Liabilities" means any and all Adverse Consequences (including liabilities for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) that are asserted against the Company, either Member or the Manager, by any Person other than the other Members, arising out of, based on or resulting from (a) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Properties or emanating, migrating or threatening to emanate or migrate from the Properties to off-site properties, (b) physical disturbance of the environment, or (c) the violation or alleged violation of any Environmental Laws.

  "Existing Data" means (a) all records, information and data relating to title to the Properties or environmental conditions at or pertaining to the Properties, (b) all maps, assays, surveys, technical reports, drill logs, samples, mine, mill, processing and smelter records, and metallurgical, geological, geophysical, geochemical, and engineering data, and interpretive reports derived therefrom, and (c) all production reports, accounting and financial records, and other material information, in each case pertaining to or developed in operations on the Properties in DHI US's possession or reasonably available to DHI US as of the Effective Date.

  "Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products, including drilling required after discovery of potentially commercial mineralization, and all related Environmental Compliance.

  "Exploration Expenditures" means all expenses incurred toward ascertaining the existence, location, quantity, quality or commercial value of mineral deposits in, under, upon or which may be produced from the Properties including, without limitation, expenses for geophysical surveys, drilling, sampling, assaying and geochemical analysis, metallurgical and engineering work, geological consultants, assessment and/or maintenance payments for the property (other than payments made to Centennial), environmental studies/permit acquisition, and any and all other expenditures towards completion of a Bankable Feasibility Study.

  "Financing Parties" means lenders, financial institutions, security holders, investors, export credit agencies, multilateral institutions, equity providers and other Persons providing Project Financing to the Company, and all trustees, agents, nominees and Persons acting in similar capacities on behalf of any such Persons, and the successors and assigns of any of them.

  "Force Majeure Event" means, with respect to the Manager or any Member, any cause, condition, event or circumstance, whether foreseeable or unforeseeable, beyond its reasonable control, including the following to the extent beyond its reasonable control: (a) labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Member or Manager to grant), (b) the inability to obtain on reasonably acceptable terms any Permit or private license, consent or other authorization, and any actions or inactions by any Governmental Authorities or private third parties that delay or prevent the issuance or granting of any Permits or other authorization required to conduct Operations beyond the reasonable expectations of the Member or Manager seeking the Permit or other authorization, including (i) the failure to complete any review and analysis required by the National Environmental Policy Act or any similar state law within eighteen (18) months of initiation of that process, and (ii) an appeal of the issuance of a Permit or authorization that revokes, suspends or


  curtails the right under the Permit or authorization to conduct Operations, (c) changes in Law, and instructions, requests, judgments and orders of Governmental Authorities, (d) curtailments or suspensions of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws, (e) acts of terrorism, acts of war, and conditions arising out of or attributable to terrorism or war, whether declared or undeclared, (f) riots, civil strife, insurrections and rebellions, (g) fires, explosions and acts of God, including earthquakes, storms, floods, sink holes, droughts and other adverse weather conditions, (h) delays and failures of suppliers to supply, or of transporters to deliver, materials, parts, supplies, services or equipment, (i) contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services, (j) accidents, (k) breakdowns of equipment, machinery or facilities, (l) actions by native rights groups, environmental groups, or other similar special interest groups, and (m) other similar causes, conditions, events and circumstances , whether similar or dissimilar to the foregoing, beyond its reasonable control.

  "GAAP" means generally accepted accounting principles in the United States.

  "Governmental Authority" means any domestic or foreign national, regional, state, tribal, or local court, governmental department, commission, authority, central bank, board, bureau, agency, official, or other instrumentality exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

  "Governmental Fees" means all location fees, mining claim rental fees, mining claim maintenance payments, recording or filing fees and other payments required by Law to be paid to any Governmental Authority to locate or maintain any licenses, permits, unpatented mining claims, concessions, fee lands, mining leases, surface leases or other tenures included in the Properties.

  "Initial Contribution" means the Capital Contribution that each Member has made or agrees to make under Section 3.2(a) and 3.2(b).

  "Insolvency Event" means, with respect to a Person, the occurrence of any of the following events: (a) a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of the Person's assets is appointed and the appointment is neither made ineffective nor discharged within 60 days after the making thereof, or the appointment is consented to, requested by, or acquiesced in by the Person, (b) the Person commences a voluntary case, or consents to the entry of any order for relief in an involuntary case, under any applicable bankruptcy, insolvency or similar Law, (c) the Person consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets, (d) the Person makes a general assignment for the benefit of creditors or fails generally to pay its debts as they become due, or (e) entry is made against the Person of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar Law.

  "Interest" means, with respect to a Member (a) the limited liability company interest of the Member, including the Member's Capital Account and share of items of Profit, Loss and credits of, and the right to receive distributions (liquidating or otherwise) from the Company under the terms of this Agreement, (b) the Member's status as a Member, (c) all other rights, benefits and privileges enjoyed by the Member in its capacity as a Member, including the Member's rights to vote, consent and approve those matters described in this Agreement, and (d) all obligations, duties and liabilities imposed on the Member under this Agreement in its capacity as a Member (but not in the capacity of a Manager or other capacity). The Interest of a Member


  shall be reflected as a percentage, reflecting the percentage interest of the Member in certain allocations of items of Profit, Loss and credit and certain distributions of cash or property, as the percentage interest may from time to time be adjusted under this Agreement. Interests shall be calculated to three decimal places and rounded to two (e.g., 1.519% rounded to 1.52%). Decimals of 0.005 or more shall be rounded up to 0.01. Decimals of less than 0.005 shall be rounded down.

  "Law" means all applicable federal, state, local, municipal, tribal and foreign laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature.

  "Leased Property" means the undivided 100% leasehold interest in certain fee lands and unpatented mining claims in White Pine County, Nevada, as more particularly described in Part 2 of Exhibit A.

  "Leases" means the mining leases covering the Leased Property, as more particularly described in Part 2 of Exhibit A.

  "Loss" mean any item of loss or deduction of the Company as determined under the capital accounting rules of Treasury Regulation  1.704-1(b)(2)(iv) for purposes of adjusting the capital accounts of the Members including, without limitation, the provisions of paragraphs (b), (f) and (g) of those regulations relating to the computation of items of deduction and loss.

  "Member" and "Members" mean DHI US and Solitario and any other Person admitted as a substituted or additional Member of the Company under this Agreement. The term "Member" also includes a former Member, but only to the extent of any rights or obligations under this Agreement that expressly survive the resignation of the Member, the Transfer of the Member's Interest or the dissolution and liquidation of the Company.

  "Misconduct" means, with respect to a Member (a) an unauthorized act or assumption of liability by the Member, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the Company or the other Member, except under the authority expressly granted in this Agreement or as otherwise agreed in writing by the Members, (b) a material breach by the Member in its capacity as a Member (but not in its capacity as a Manager or Representative) of any covenant contained in this Agreement, or (c) if the Member or an Affiliate of the Member is the Manager, a material breach by the Manager of any of its obligations under this Agreement that (i) constitutes a breach of its standard of care under Section 5.4, as limited by Section 5.5 and (ii) continues for 30 days after notice from any other Member demanding performance (unless the Manager in good faith disputes the existence of the material breach).

  "Mining" means the mining, extracting, producing, handling, milling or other processing of Products.

  "Operations" means the activities and operations of the Company.

  "Owned Property" means the undivided 100% interest in certain unpatented mining claims in White Pine County, Nevada, as more particularly described in Part 1 of Exhibit A.

  "Permit" means any permit, franchise, license, authorization, order, certificate, registration, variance, settlement, compliance plan or other consent or approval granted by any Governmental Authority.


  "Permitted Encumbrance" means, with respect to any Assets, (a) Encumbrances specifically approved by the Management Committee, (b) mechanic's, materialmen's or similar Encumbrances if payment of the secured obligation is not yet overdue or being contested in good faith, (c) Encumbrances for Taxes, assessments, obligations under workers' compensation or other social welfare legislation or other requirements, charges or levies of any Governmental Authority, in each case not yet overdue or being contested in good faith, (d) Encumbrances existing at the time of, or created concurrent with, the acquisition of the Assets, (e) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions that do not materially interfere with, materially impair or materially impede the Business or Operations or the value or use of the Assets, (f) pledges and deposits to secure the performance of bids, tenders, trade or government contracts (other than for repayment of borrowed money), leases, licenses, statutory obligations, surety bonds, performance bonds, completion bonds and other similar obligations that are incurred in the ordinary course of Operations on the Assets, and (g) Encumbrances consisting of (i) rights reserved to or vested in any Governmental Authority to control or regulate the Assets, (ii) obligations or duties to any Governmental Authority with respect to any Permits and the rights reserved or vested in any Governmental Authority to terminate Permits or to condemn or expropriate property, and (iii) zoning or other land use or Environmental Laws of any Governmental Authority.

  "Person" means a natural person, corporation, joint venture, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, trust, estate, business trust, association, Governmental Authority or other entity.

  "Prime Rate" means the interest rate quoted as "Prime" by Wells Fargo Bank, N.A. at its head office, as the rate may change from day to day (which quoted rate may not be the lowest rate at which the bank loans funds).

  "Project Financing" means any financing arranged for by Solitario pursuant to clause (v) of Section 3.2(c) or approved by the Management Committee and obtained by the Company for the purpose of placing a mineral deposit situated on the Properties into Commercial Production, and any replacement, renewal or extension financing or refinancing approved by the Management Committee. Project Financing shall not include any financing obtained individually by either Member to finance payment or performance of its obligations under this Agreement.

  "Products" means all ores, minerals and mineral resources produced from the Properties.

  "Profit" means any item of income or gain of the Company as determined under the capital accounting rules of Treasury Regulation  1.704-1(b)(2)(iv) for purposes of adjusting the Capital Accounts of the Members including, without limitation, the provisions of paragraphs (b), (f) and (g) of those regulations relating to the computation of items of income or gain.

  "Program" means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Manager for a year or any longer period.

  "Properties" means (a) the Owned Property and the Leased Property, together with all water and water rights, easements and rights-of-way, and other appurtenances attached to or associated with the Owned Property or the Leased Property, and (b) all other interests in real property within the Area of Interest that are acquired by the Company.


  "Securities Act" means the Securities Act of 1933, together with the rules and regulations promulgated by the United States Securities and Exchange Commission under the statute.

  "Tax Partnership" has the meaning provided in Section 2.1 of Exhibit C.

  "Transfer" means, with respect to any asset, including any Interest or other interest in the Company (including any right to receive distributions from the Company or any other economic interest in the Company), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of the asset, whether the disposition is voluntary, involuntary or by merger, exchange, consolidation or other operation of Law, including (a) in the case of an asset owned by a natural person, a transfer of the asset upon the death of its owner, whether by will, intestate succession or otherwise, (b) in the case of an asset owned by a Person that is not a natural person, a distribution of the asset, including in connection with the dissolution, liquidation, winding up or termination of the Person (other than a liquidation under a deemed termination solely for tax purposes), and (c) a disposition in connection with, or in lieu of, a foreclosure of an Encumbrance on the asset; provided, that the creation of an Encumbrance on an asset shall not constitute a Transfer of the asset.

  "Underlying Agreement" means any agreement, conveyance or instrument to which any of the Properties are subject and that contain unperformed, ongoing or surviving obligations or liabilities of any party, including the Leases.


                                           EXHIBIT A

  Property Description and Area of Interest

  1.          Owned Property

  (a)          Mt. Hamilton Patented Claims - Covered by the Mining Lease referred to in Item 2(b) of this Exhibit A

  Badger State - Patent # 6449, Issued 9/15/1882
  Centennial - Patent # 4705, Issued 5/31/1881
  Gloucester - Patent # 867, Issued 4/15/1874
  Woo Hop - Patent # 5404, Issued 2/28/1882
  Chester - Patent # 1131, Issued 12/21/1874
  Chester 1 - Patent # 256014, Issued 4/1/1912
  Chester 2-4 - Patent # 256018, Issued 4/1/1912

  More fully described in Exhibit A of the Patented Claims Title Report Update prepared by Richard Thompson, Dated January 29, 2008 (the "Thompson Patented Title Report").

  (b)          Mt Hamilton Unpatented Claims - Covered by the Mining Lease referred to in Item 2(b) of this Exhibit A

  82 unpatented lode mining claims situated in White Pine County, Nevada as follows:

  H 10-22, H 25-28, H 36-39, AR 1-61

  More fully described in Exhibit A of the Unpatented Claims Title Report Update prepared by Richard Thompson, Dated January 29, 2008 (the "Thompson Unpatented Title Report").

  (c)          SC Claims

  30 unpatented claims situated in White Pine County Nevada as follows:

  SC 1-30 (NMC1005079-1005108) Recorded 4/1/2009 Book 523, Pages 253-282 Document numbers 0346315-0346344

  (d)          Monte Cristo Property - Covered by the Option Agreement referred to in Item 2(a) of this Exhibit A

  160 Deeded acres described as SE1/4 Section 20, T16N, R57E- located in White Pine County, Nevada.

  2.          Leased Property

  (a)          Option Agreement between Henkle-Buchanan Group and DHI Minerals (U.S.) Ltd. dated January 30, 2007.

  (b)          Mining Lease Agreement between Centennial Minerals Company, LLC and Diamond Hill Investment Corp. (predecessor-in-interest to DHI US) dated November 19, 2004, as amended.

  3.          Area of Interest The Area of Interest shall include any interest in real property wholly or partially within an area of 2 miles from the exterior boundaries of the Properties as currently configured.

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  EXHIBIT B

  ACCOUNTING PROCEDURE

            The financial and accounting procedures to be followed by the Manager and the Members under the Agreement are set forth below. References in this Accounting Procedure to Sections and Articles are to those located in this Accounting Procedure unless it is expressly stated that they are references to the Agreement.

  ARTICLE I
  GENERAL PROVISIONS

  1.1          General Accounting Records. The Manager shall maintain detailed and comprehensive cost accounting records in accordance with this Accounting Procedure, including general ledgers, supporting and subsidiary journals, invoices, checks and other customary documentation, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes. Such records shall be retained for the duration of the period allowed the Members for audit or the period necessary to comply with tax or other regulatory requirements. The records shall reflect all obligations, advances and credits of the Members.

  1.2          Bank Accounts. The Manager shall maintain one or more separate bank accounts for the payment of all expenses and the deposit of all cash receipts for the Company.

  1.3          Statements and Billings. The Manager shall prepare statements and bill the Members as provided in the Agreement. Payment of any such billings by any Member, including the Manager, shall not prejudice such Member's right to protest or question the correctness thereof for a period not to exceed twenty-four (24) months following the calendar year during which such billings were received by the Member. All written exceptions to and claims upon the Manager for incorrect charges, billings or statements shall be made upon the Manager within such twenty-four (24) month period. The time period permitted for adjustments hereunder shall not apply to adjustments resulting from periodic inventories as provided in Article V.

  ARTICLE II
  CHARGES TO BUSINESS ACCOUNT

            Subject to the limitations hereinafter set forth, the Manager shall charge the Business

  Account with the following:

  2.1          Rentals, Royalties and Other Payments. All property acquisition and holding costs, including filing fees, license fees, costs of permits and assessment work, delay rentals, production royalties, including any required advances, and all other payments made by the Manager which are necessary to acquire or maintain title to the Assets.

  2.2          Labor and Employee Benefits.

  (a)          Salaries and wages of the Company's or the Manager's employees directly engaged in Operations, including salaries or wages of employees who are temporarily assigned to and directly employed by same.

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  (b)          The Manager's or the Company's, as applicable, cost of holiday, vacation, sickness and disability benefits, and other customary allowances applicable to the salaries and wages chargeable under Sections 2.2(a) and 2.12. Such costs may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages. If percentage assessment is used, the rate shall be applied to wages or salaries excluding overtime and bonuses. Such rate shall be based on the Manager's or the Company's, as applicable, cost experience and it shall be periodically adjusted at least annually to ensure that the total of such charges does not exceed the actual cost thereof to the Manager or the Company, as applicable.

  (c)          The Manager's or the Company's, as applicable, actual cost of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus (except production or incentive bonus plans under a union contract based on actual rates of production, cost savings and other production factors, and similar non-union bonus plans customary in the industry or necessary to attract competent employees, which bonus payments shall be considered salaries and wages under Sections 2.2(a) or 2.12; rather than employees' benefit plans) and other benefit plans of a like nature applicable to salaries and wages chargeable under Sections 2.2(a) or 2.12, provided that the plans are limited to the extent feasible to those customary in the industry.

  (d)          Cost of assessments imposed by governmental authority which are applicable to salaries and wages chargeable under Sections 2.2(a) and 2.12, including all penalties except those resulting from the willful misconduct or gross negligence of the Manager.

  2.3          Materials, Equipment and Supplies. The cost of materials, equipment and supplies (herein called "Material") purchased from unaffiliated third parties or furnished by the Manager or any Member as provided in Article III. The Manager shall purchase or furnish only so much Material as may be required for immediate use in efficient and economical Operations.

  The Manager shall also maintain inventory levels of Material at reasonable levels to avoid unnecessary accumulation of surplus stock.

  2.4          Equipment and Facilities Furnished by Manager. The cost of machinery, equipment and facilities owned by the Manager and used in Operations or used to provide support or utility services to Operations charged at rates commensurate with the actual costs of ownership and operation of such machinery, equipment and facilities. Such rates shall include costs of maintenance, repairs, other operating expenses, insurance, taxes, depreciation and interest at a rate not to exceed fifteen percent (15%) per annum. Such rates shall not exceed the average commercial rates currently prevailing in the vicinity of the Operations.

  2.5          Transportation. Reasonable transportation costs incurred in connection with the transportation of employees and material necessary for the Operations.

  2.6          Contract Services and Utilities. The cost of contract services and utilities procured from outside sources, other than services described in Section 2.13. If contract services are performed by the Manager or an Affiliate thereof, the cost charged to the Business Account shall not be greater than that for which comparable services and utilities are available in the open market within the vicinity of the Operations. The cost of professional consultant services procured from outside sources in excess of $100,000 per annum, for any individual consultant shall not be charged to the Business Account unless approved by the Management Committee or unless specifically approved as part of an adopted Program and Budget.

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  2.7          Insurance Premiums. Net premiums paid for insurance required to be carried for Operations for the protection of the Manager and the Members. When the Operations are conducted in an area where the Manager or the Company, as applicable, may self-insure for Workmen's Compensation and/or Employer's Liability under state law, the Manager may elect to include such risks in its self-insurance program and shall charge its costs or the Company's costs, as applicable, of self-insuring such risks to the Business Account provided that such charges shall not exceed published manual rates.

  2.8          Damages and Losses. All costs in excess of insurance proceeds necessary to repair or replace damage or losses to any Assets resulting from any cause other than the willful misconduct or gross negligence of the Manager. The Manager shall furnish the Management Committee with written notice of damages or losses as soon as practicable after a report thereof has been received by the Manager.

  2.9          Legal and Regulatory Expense. Except as otherwise provided in Section 2.13, all legal and regulatory costs and expenses incurred in or resulting from the Operations or necessary to protect or recover the Assets of the Company. All attorney's fees and other legal costs to handle, investigate and settle litigation or claims, including the cost of legal services provided by the Manager's legal staff, and amounts paid in settlement of such litigation or claims in excess of $100,000 shall not be charged to the Business Account unless approved by the Management Committee or unless specifically approved as part of an adopted Program and Budget.

  2.10          Audit. Cost of annual audits approved by the Management Committee.

  2.11          Taxes. All taxes (except income taxes) of every kind and nature assessed or levied upon or in connection with the Assets, the production of Products or Operations.

  2.12          District and Camp Expense (Field Supervision and Camp Expenses). A pro rata portion of (i) the salaries and expenses of the Manager's superintendent and other employees serving Operations whose time is not allocated directly to such Operations, and (ii) the costs of maintaining and operating an office (herein called the "Manager's Project Office") and any necessary suboffice and (iii) all necessary camps, including housing facilities for employees, used for Operations. The expense of those facilities, less any revenue therefrom, shall include depreciation or a fair monthly rental in lieu of depreciation of the investment. The total of such charges for all properties served by the Manager's employees and facilities shall be apportioned to the Business Account on the basis of a ratio, the numerator of which is the direct labor costs of the Operations and the denominator of which is the total direct labor costs incurred for all activities served by the Manager.

  2.13          Administrative Charge.

  (a)          Each month, the Manager shall charge the Business Account a sum equal to three percent (3%) of Allowable Costs, which shall be a liquidated amount to reimburse the Manager for its home office overhead and general and administrative expenses to conduct Operations, and which shall be in lieu of any management fee.

  (b)          The term "Allowable Costs" as used in this Section 2.13 shall mean all charges to the Business Account excluding (i) the administrative charge referred to herein; (ii) depreciation, depletion or amortization of tangible or intangible assets; (iii) amounts charged in accordance with Sections 2.1 and 2.9.

  (c)          The following is a representative list of items comprising the Manager's principal business office expenses that are expressly covered by the administrative charge provided in this Section 2.13:

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  (i)          Administrative supervision, which includes services rendered by managers, department supervisors, officers and directors of the Manager for Operations, except to the extent that such services represent a direct charge to the Business Account, as provided for in Section 2.2;

  (ii)          Accounting, data processing, personnel administration, billing and record keeping in accordance with governmental regulations and the provisions of the Agreement, and preparation of reports;

  (iii)          The services of tax counsel and tax administration employees for all tax matters, including any protests, except any outside professional fees which the Management Committee may approve as a direct charge to the Business Account;

  (iv)          Routine legal services rendered by outside sources and the Manager's legal staff not otherwise charged to the Business Account under Section 2.9; and

  (v)          Rentals and other charges for office and records storage space, telephone service, office equipment and supplies.

  (f)          The Management Committee shall annually review the administration charges and shall amend the methodology or rates used to determine such charges if they are found to be insufficient or excessive.

  2.14          Environmental Compliance Fund. Costs of reasonably anticipated Environmental Compliance which, on a Program basis, shall be determined by the Management Committee and shall be based on proportionate contributions in an amount sufficient to establish a fund, which through successive proportionate contributions during the life of the Company, will pay for ongoing Environmental Compliance conducted during Operations and which will aggregate the reasonably anticipated costs of mine closure, post-Operations Environmental Compliance and Continuing Obligations. The Manager shall invest such amounts on behalf of the Members as provided in Subsection 5.3(p) of the Agreement.

  2.15          Other Expenditures. Any reasonable direct expenditure, other than expenditures which are covered by the foregoing provisions, incurred by the Manager for the necessary and proper conduct of Operations.

  ARTICLE III
  BASIS OF CHARGES TO BUSINESS ACCOUNT

  3.1          Purchases. Material purchased and services procured from third parties shall be charged to the Business Account by the Manager at invoiced cost, including applicable transfer taxes, less all discounts taken. If any Material is determined to be defective or is returned to a vendor for any other reason, the Manager shall credit the Business Account when an adjustment is received from the vendor.

  3.2          Material Furnished by the Manager or a Member. Any Material furnished by the Manager or any Member from its stocks or distributed to either Member by the Company shall be priced on the following basis:

  (a)          New Material. New Material transferred from the Manager or Member shall be priced F.O.B. the nearest reputable supply store or railway receiving point, where like Material is available, at the current replacement cost of the same kind of Material, exclusive of any available cash discounts, at the time of the transfer (herein called, "New Price").

  (b)          Used Material.

  (1)          Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced as follows:

  a)          Used Material transferred by the Manager or a Member shall be priced at seventy-five percent (75%) of the New Price;

  b)          Used Material distributed to either Member shall be priced (i) at seventy-five percent (75%) of the New Price if such Material was originally charged to the Business Account as new Material, or (ii) at sixty-five percent (65%) of the New Price if such Material was originally charged to the Business Account as good used Material at seventy-five percent (75%) of the New Price.

  (2)          Other used Material which, after reconditioning will be further serviceable for original function as good secondhand Material, or which is serviceable for original function but not substantially suitable for reconditioning shall be priced at 50 percent (50%) of New Price. The cost of any reconditioning shall be borne by the transferee.

  (3)          All other Material, including junk, shall be priced at a value commensurate with its use or at prevailing prices. Material no longer suitable for its original purpose but usable for some other purpose shall be priced on a basis comparable with items normally used for such other purposes.

  (c)          Obsolete Material. Any Material which is serviceable and usable for its original function, but its condition is not equivalent to that which would justify a price as provided above shall be priced by the Management Committee. Such price shall be set at a level which will result in a charge to the Business Account equal to the value of the service to be rendered by such Material.

  3.3          Premium Prices. Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual circumstances over which the Manager has no control, the Manager may charge the Business Account for the required Material on the basis of the Manager's direct cost and expenses incurred in procuring such Material and making it suitable for use. The Manager shall give written notice of the proposed charge to the Company prior to the time when such charge is to be billed to the Members, whereupon any Member shall have the right, by notifying the Manager within ten days of the delivery of the notice from the Manager, to furnish at the usual receiving point all or part of its proportionate share, based on Percentage Interests, of Material suitable for use and acceptable to the Manager.

  3.4          Warranty of Material Furnished by the Manager or Members. Neither the Manager nor any Member warrants the Material furnished beyond any dealer's or manufacturer's warranty and no credits shall be made to the Business Account for defective Material until adjustments are received by the Manager from the dealer, manufacturer or their respective agents.

  ARTICLE IV
  DISPOSAL OF MATERIAL

  4.1          Disposition Generally. The Manager shall have no obligation to purchase any surplus Material from the Company. The Management Committee shall determine the disposition of major items of surplus Material, provided the Manager shall have the right to dispose of normal accumulations of junk and scrap Material either by sale or by distributing such Material to the Members as provided in Section 4.2.


  4.2          Distribution to Members. Any Material to be distributed to the Members shall be made in proportion to their respective Interests, and corresponding credits shall be made to the Business Account on the basis provided in Section 3.2.

  4.3          Sales. Sales of Material to third parties shall be credited to the Business Account at the net amount received. Any damages or claims by the Purchaser shall be charged back to the Business Account if and when paid.

  ARTICLE V
  INVENTORIES

  5.1          Periodic Inventories, Notice and Representations. At reasonable intervals, inventories shall be taken by the Manager, which shall include all such Material as is ordinarily considered controllable by operators of mining properties and the expense of conducting such periodic inventories shall be charged to the Business Account. The Manager shall give written notice to the Members of its intent to take any inventory at least thirty (30) days before such inventory is scheduled to take place. A Member shall be deemed to have accepted the results of any inventory taken by the Manager if the Member fails to be represented at such inventory.

  5.2          Reconciliation and Adjustment of Inventories. Reconciliation of inventory with charges to the Business Account shall be made, and a list of overages and shortages shall be furnished to the Management Committee within six (6) months after the inventory is taken. Inventory adjustments shall be made by the Manager to the Business Account for overages and shortages, but the Manager shall be held accountable to the Company only for shortages due to lack of reasonable diligence.


  EXHIBIT C

  Tax Matters

  This Exhibit C shall govern the relationship of the Members and the Company with respect to tax matters and the other matters addressed in this Exhibit C.

  TAX MATTERS PARTNER

  1.1          Designation of Tax Matters Partner. The Manager is designated the initial tax matters partner (the "TMP") as defined in section 6231(a)(7) of the Code. Any successor TMP shall be designated by the Management Committee. The TMP shall be responsible for, make elections for, and prepare and file any federal and state tax returns or other required tax forms after approval of the Management Committee. If the Manager resigns or is removed, the Member serving as the Manager at the end of a taxable year shall continue as TMP with respect to all matters concerning that year unless the TMP for that year is required to be changed under applicable Treasury Regulations. The TMP and the other Members shall use reasonable best efforts to comply with their responsibilities under this Article I and under sections 6221 through 6233 of the Code and the related Treasury Regulations, and in doing so shall incur no liability to the Company or any Member.

  1.2          Information. Each Member shall furnish the TMP with information (including information specified in section 6230(e) of the Code) reasonably requested by the TMP to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members under section 6223 of the Code. The TMP shall keep each Member reasonably informed of all administrative and judicial proceedings for the adjustment at the partnership level of partnership items under section 6223(g) of the Code.

  1.3          Inconsistent Treatment of Tax Item. If an administrative proceeding under section 6223 of the Code begins, upon the request of the TMP, each Member promptly shall notify the TMP of the treatment by such Member of any partnership item on such Member's federal income tax return that is inconsistent with the treatment of such item on the partnership return of the Company.

  1.4          Extensions of Limitation Periods. The TMP shall not extend the period of limitations under section 6229 of the Code without the prior approval of the Management Committee.

  1.5          Requests for Administrative Adjustments. No Member shall file a request for an administrative adjustment of partnership items under section 6227 of the Code without first providing notice to the other Members. If the other Members consent to the filing within 30 days after the notice (or such shorter period as may be required to timely file the request), the TMP shall file the request on behalf of the Company. If the other Members do not consent to the filing within the 30 day or shorter period, then any Member, including the TMP, may file the request on its own behalf.


  1.6          Judicial Proceedings. If any Member intends to file a petition under section 6226, section 6228 or any other section of the Code with respect to any partnership item, or other tax matter involving the Company, the Member shall notify the other Members of its intention and the nature of the contemplated proceeding. If the TMP is the Member intending to file the petition, the notice shall be given within a reasonable time to allow all of the Members to agree on the forum where the petition will be filed. If all of the Members do not agree on the forum, then the forum shall be decided by the Management Committee. If a deadlock results, the TMP shall choose the forum. If any Member intends to seek review of any court decision rendered under a proceeding initiated under this Section 1.6, the Member shall notify the other Members of its intended action.

  1.7          Settlements. The TMP shall not bind the other Members to a settlement agreement without the written consent of all of the other Members. Any Member that enters into a settlement agreement for its own account with respect to any partnership item, as defined under section 6231(a)(3) of the Code, shall notify the other Members of the terms of the settlement agreement within 90 days after the date of the settlement.

  1.8          Fees and Expenses. The TMP shall not engage legal counsel, certified public accountants, or others on behalf of the Company without the prior approval of the Management Committee. Any Member may engage legal counsel, certified public accountants, or others on its own behalf at its sole cost and expense. Any reasonable item of expense, including fees and expenses for legal counsel, certified public accountants, and others incurred by the TMP (after approval of the Management Committee as provided above) in connection with any audit, assessment, litigation or other proceeding relating to any partnership item, shall constitute a proper charge to the Business Account.

  1.9          Survival. The provisions of this Article I shall survive the termination of the Company or the termination of any Member's interest in the Company, and shall remain binding on the Members for the period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury any and all matters regarding the federal income taxation of the Company for the applicable tax years.

  PARTNERSHIP TAX STATUS; TAX ELECTIONS

  2.1          Partnership Tax Status. The Members intend that the Company constitutes a partnership solely for United States federal and state income tax purposes (a "Tax Partnership"), and, unless otherwise agreed by all of the Members, no Member shall take any action to change the status of the Company as a partnership under Treasury Regulations section 1.7701-3 or similar provision of state Law; provided, however, that nothing in this Agreement shall be deemed to create a partnership for any other purpose. The Manager shall file with the appropriate office of the Internal Revenue Service a partnership income tax return for the Company, and file with the appropriate offices of state agencies any required partnership state income tax returns. Each Member shall furnish to the Manager any information it may have relating to the Company or Operations as shall be required for the proper preparation of these returns. The Manager shall furnish to the other Members for their review and comment a copy of each proposed income tax return (including all schedules and supporting work papers) at least two weeks before the date the return is filed. The Manager shall promptly provide to the


  Members all information reasonably requested by any Member to calculate estimated tax payments and prepare tax return extensions.

  2.2         Tax Elections.

  (a)          Required Company Elections. The Company shall make the following elections for all partnership income tax returns:

  (i)          to use the accrual method of accounting;

  (ii)          to use as its taxable year the calendar year ending December 31 (and each Member represents for this purpose that its taxable year ends on December 31);

  (iii)          At the election of the Manager, to deduct currently all development expenses to the extent possible under Section 616(a) of the Code, or to defer such expenses under Section 616(b) of the Code;

  (iv)          At the election of the Manager, which may vary on an asset-by-asset basis, to compute the allowance for depreciation in respect of depreciable Assets using the 150% declining balance method and the shortest life permissible or the units of production method of depreciation, provided, however, that the Manager may determine other methods of depreciation;

  (v)          to treat advance royalties as deductions from gross income for the year paid or accrued to the extent permitted by Law;

  (vi)          to make an election to adjust the basis of Company property with respect to a Member under section 754 of the Code at the request of the Member; and

  (vii)          to amortize over the shortest permissible period all organizational expenditures and business start-up expenses under sections 195 and 709 of the Code.

  (b)          Other Company Elections. Except as provided in Section 2.1(a), elections required or permitted to be made by the Company under the Code or any state tax law shall be made as determined by the Management Committee.

  (c)          Member Elections. Each Member shall elect under section 617(a) of the Code to deduct currently all exploration expenses. Each Member reserves the right to capitalize its share of development and exploration expenses of the Company in accordance with section 59(e) of the Code, provided that a Member's election to capitalize all or any portion of these expenses shall not affect the Member's Capital Account.

  ALLOCATIONS OF PROFITS AND LOSSES

  3.1          In General. This Article III provides for the allocation among the Members of items of Profit and Loss for purposes of crediting and debiting the Capital Accounts of the Members. Article IV provides for the allocation among the Members of taxable income and tax losses.

  3.2          Allocations to Members. Except as provided in Section 3.3, all items of Profit and Loss shall be allocated among the Members as follows:


  (a)          Exploration and Development Costs. Exploration expenses and development cost deductions shall be allocated among the Members in accordance with their respective contributions to such expenses and costs.

  (b)          Depreciation and Amortization. Depreciation and amortization deductions with respect to a depreciable Asset shall be allocated among the Members in accordance with their respective contributions to the adjusted basis of the Asset that gives rise to the depreciation, amortization or loss deduction.

  (c)          Production and Operating Costs. Production and operating cost deductions shall be allocated among the Members in accordance with their respective contributions to such costs.

  (d)          Depletion. Deductions for depletion shall be allocated in the following order and priority:

  (i)          Excess percentage depletion deductions shall be allocated to the Members in accordance with the allocation of gross income from the mineral property from which such deductions are derived. The term "excess percentage depletion" shall mean the excess, if any, of deductions for percentage depletion as determined for purposes of maintaining the Capital Accounts over the book value at which the depletable property is recorded in the Capital Accounts;

  (ii)          To the extent of the amount of depletion deductions that would have been determined for Capital Account purposes if only cost depletion were allowable for federal income tax purposes from the inception of the Tax Partnership, any remaining depletion deductions shall be allocated to the Members in accordance with their respective contributions to the adjusted basis of the depletable property; and

  (iii)          Any remaining depletion deductions shall be allocated to the Members so that, to the extent possible, the Members receive the same total amounts of percentage depletion as they would have received if percentage depletion were allocated to the Members in proportion to their respective shares of the gross income used as the basis for calculating the federal income tax deduction for percentage depletion.

  (e)          Gross Income. Subject to Section 3.2(g), below, gross income attributable to the sale of Product shall be allocated to the Members in proportion to their respective Interests.

  (f)          Sales of Depreciable or Depletable Assets. Except as provided in Section 3.2(g), items of Profit and Loss on the sale of a depreciable or depletable asset shall be allocated so that, to the extent possible, the net amount reflected in the Members' Capital Account with respect to such property (taking into account the cost of such property, depreciation, amortization, depletion or other cost recovery deductions and other items of Profit or Loss) most closely reflects the Members' Interests.


  (g)          Sales of All or Substantially All Assets. Items of Profit and Loss on the sale of all or substantially all the Assets of the Company shall be allocated so that, to the extent possible, the Members' resulting Capital Account balances are in the same ratio as their relative Interests ("Balance Capital Accounts") after taking into account the sale. In making the allocations under this Section 3.2(g), to the extent necessary to Balance Capital Accounts, Items of Profit and Loss shall be calculated on an asset-by-asset basis, and any property contributed by a Member shall be treated as a separate asset from the property contributed by or created with funds contributed by the other Member. If the Company does not have sufficient items of Profit and Loss to Balance Capital Accounts, the liquidator may take other actions under Section 9.4 of the Agreement as it determines are reasonably appropriate to Balance Capital Accounts, including reallocating items among the Members.

  (h)          Capitalization. Expenses and deductions allocable under the preceding provisions of this Section 3.2 may be required to be capitalized into production under section 263A of the Code, in which case the allocation of gross income on the sale of such production shall be adjusted, in any reasonable manner consistently applied by the Manager, so that the same net amount (subject to possible timing differences) is reflected in the Capital Accounts as if such expenses or deductions were instead deductible and allocated under the preceding provisions of this Section 3.2.

  (i)          Recapture of Exploration Expenses. Any recapture of exploration expenses under section 617(b)(1)(A) of the Code, and any disallowance of depletion under section 617(b)(1)(B) of the Code, shall be borne by the Members in the same manner as the related exploration expenses were allocated to, or claimed by, them.

  (j)          Other Losses. All items of Loss that are not otherwise allocated in this Section 3.2 shall be allocated among the Members in accordance with their respective contributions to the costs producing each such deduction or to the adjusted basis of the Asset producing each such other Loss.

  (k)          Other Profit. All items of Profit that are not otherwise allocated in this Section 3.2 shall be allocated to the Members in proportion to their respective Interests.

  For purposes of this Section 3.2, any costs that are funded by a Capital Contribution from a Member shall be treated as contributed by that Member. Any cost that is not funded by a Capital Contribution from a Member shall be treated as contributed by the Members in proportion to their Interests at the time that the cost is incurred by the Company.

  3.3         Regulatory Allocations. Notwithstanding Sections 3.2 and 3.5:

  (a)          Elimination of Deficit Adjusted Capital Account Balance. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) that result in a deficit balance in the Member's Capital Account (adjusted as provided below), items of Profit shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Capital Account deficit of such Member (as so adjusted) as quickly as possible. For the purposes


  of this Section 3.3(a), each Member's Capital Account balance shall be increased by the sum of (i) the amount such Member is obligated to restore under any provision of the Agreement, and (ii) the amount such Member is deemed to be obligated to restore under the penultimate sentences of Treasury Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5).

  (b)          Decrease in Partnership Minimum Gain. If there is a net decrease in partnership minimum gain for a taxable year of the Company, each Member shall be allocated items of Profit for that year equal to that Member's share of the net decrease in partnership minimum gain, all in accordance with Treasury Regulations section 1.704-2(f). If, during a taxable year of the Company, there is a net decrease in partner nonrecourse debt minimum gain, any Member with a share of that partner nonrecourse debt minimum gain as of the beginning of the year shall be allocated items of Profit for the year (and, if necessary, for succeeding years) equal to that partner's share of the net decrease in partner nonrecourse debt minimum gain, all in accordance with Treasury Regulations section 1.704-2(i)(4). Under Treasury Regulations section 1.704-2(i)(1), deductions attributable to a "partner nonrecourse liability" shall be allocated to the Member that bears the economic risk of loss for such liability (or is treated as bearing such risk).

  (c)          Allocations Causing Deficit Adjusted Capital Account Balance. If the allocation of deductions to either Member would cause such Member to have a deficit Capital Account balance at the end of any taxable year of the Company (after all other allocations provided for in this Article IV have been made and after giving effect to the adjustments described in the last sentence of Section 3.3(a)), such deductions shall instead be allocated to the other Member.

  (d)          Partner Nonrecourse Deductions. Items of Company loss, deduction and expenditures described in section 705(a)(2)(B) of the Code that are attributable to any nonrecourse debt of the Company and are characterized as partner nonrecourse deductions under Treasury Regulations section 1.704-2(i) shall be allocated to the Members' Capital Accounts in accordance with Treasury Regulations section 1.704-2(i).

  (e)          Basis Adjustments. To the extent that an adjustment to the adjusted tax basis of any Company asset under section 734(b) or 743(b) of the Code is required under Treasury Regulations section 1.704-1(b)(2)(iv)(m)(2) or section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Interest, the amount of the adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Interests if Treasury Regulations section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made if Treasury Regulations section 1.704-1(b)(2)(iv)(m)(4) applies.

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  3.4          Curative Allocations. The allocations in Section 3.3 (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. The Members intend that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Profit or Loss under this Section 3.4. Accordingly, notwithstanding any other provisions of this Article III (other than the Regulatory Allocations), the Manager shall, in a manner approved by the Management Committee, make such offsetting special allocations of items of Profit or Loss in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all items were allocated under Section 3.2 without regard to Section 3.3.

  3.5         Other Allocation Rules.

  (a)          Determination of Profits and Losses. Items of Profit or Loss allocable to any period shall be determined on a daily, monthly, quarterly, or other basis, as determined by the Manager using any permissible method under Code section 706 and the related Treasury Regulations.

  (b)          Changes in Interests. If the Members' Interests change during any taxable year of the Company, the distributive share of items of Profit or Loss of each Member shall be determined in any manner (i) permitted by section 706 of the Code, and (ii) determined by the Management Committee. If the Management Committee cannot agree on a method, the method shall be determined by the TMP in consultation with the Company's tax advisers, with preference given to the interim closing-of-the-books method except where application of that method would result in undue administrative expense in relationship to the amount of the items to be allocated.

  (c)          Certain Allocations. For purposes of this Article III, items financed through indebtedness of, or from revenues of, the Company shall be treated as funded from contributions made by the Members to the Company in accordance with their Interests. "Nonrecourse deductions," as defined by Treasury Regulations section 1.704-2(b)(1) shall be allocated among the Members in proportion to their respective Interests.

  TAX ALLOCATIONS

  4.1          Tax Allocations. Except as provided in Sections 4.2, 4.3 and 4.4, items of taxable income, deduction, gain and loss shall be allocated in the same manner as the corresponding item is allocated for book purposes under Article III.

  4.2          Recapture of Tax Deductions. Recapture of tax deductions arising out of a disposition of property shall, to the extent consistent with the allocations for tax purposes of the gain or amount realized giving rise to such recapture, be allocated to the Members in the same proportions as the recaptured deductions were originally allocated or claimed.

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  4.3          Allocation of Section 704(c) Items. To the extent required by section 704(c) of the Code, income, gain, loss, and deduction (including depreciation, depletion and amortization, but excluding excess percentage depletion) with respect to property contributed to the Company by a Member and with respect to property revalued in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(f) (collectively referred to as "Adjusted Properties") shall be allocated among the Members so as to take account of the variation between the adjusted tax basis of the Adjusted Property to the Company and its fair market value at the time of contribution or revaluation in accordance with the provisions of sections 704(b) and 704(c) of the Code. The Members intend that Section 704(c) shall effect no allocations of tax items that are different from the allocations under Sections 3.2, 3.3, and 3.4 of the corresponding items for Capital Account purposes; provided that the gain or loss or the sale of property contributed to Company shall be allocated to the contributing Party to the extent of built-in gain or loss, respectively, as determined under Treasury Regulation Section 1.704-3(a). However, to the extent that allocations of tax items are required under section 704(c) of the Code to be made other than in accordance with the allocations under Sections 3.2, 3.3 and 3.4 of the corresponding items for Capital Account purposes, section 704(c) shall be applied in accordance with the available allocation method that, the Management Committee determines most closely approximates the allocations under this Exhibit C.

  4.4          Depletion Deductions. Depletion deductions with respect to contributed property shall be determined without regard to any portion of the property's basis that is attributable to pre-contribution expenditures by DHI US that were capitalized under Code sections 616(b), 59(e) and 291(b). Deductions attributable to pre-contribution expenditures by DHI US shall be calculated under such Code sections as if DHI US continued to own the depletable property to which such deductions are attributable, and such deductions shall be reported by the Company and shall be allocated solely to DHI US.

  4.5          Integration With Section 754 Election. All items of income, gain, loss, deduction and credits recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof and all basis allocations to the Members shall be determined without regard to any election under section 754 of the Code that may be made by the Company; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account the adjustments permitted by sections 734 and 743 of the Code.

  Allocation of Tax Credits. The tax credits, if any, with respect to the Company's property or operations shall be allocated among the Members in accordance with Treasury Regulations section 1.704-1(b)(4)(ii).

  CAPITAL ACCOUNTS

5.1          Capital Accounts. The Manager shall maintain a separate capital account for each Member and such other Member accounts as may be necessary or desirable to comply with the requirements of applicable Laws ("Capital Accounts").

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(a)          Maintenance of Capital Accounts. Each Member's Capital Account shall be maintained in accordance with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv).

(b)          Book-Tax Difference. If the Capital Accounts of the Members are computed with reference to the book value of any Asset that is different than the adjusted tax basis of the Asset, then the Capital Accounts of the Members shall be adjusted for depreciation, depletion, amortization and gain or loss as computed for book purposes with respect to the Asset under Treasury Regulations section 1.704-1(b)(2)(iv)(g).

(c)          Transfer or Relinquishment of Interest. If any interest in the Company is Transferred, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred interest in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(1). Upon any relinquishment, termination or elimination of all or a portion a Member's Interest under any provision of this Agreement, a percentage of the Member's Capital Account, which percentage shall equal the Interest that has been relinquished, terminated or eliminated, divided by the total Interest of the Member immediately prior to such relinquishment, termination of eliminated, shall be transferred to the other Member.

(d)          Distributions of Property. If any property, other than money, is distributed to a Member, the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized items of Profit and Loss inherent in the distributed property (that has not been reflected previously in the Capital Accounts) would be allocated among the Members if there was a taxable disposition of the distributed property for the fair market value of the property on the date of the distribution taking into account section 7701(g) of the Code. For this purpose, the fair market value of the distributed property shall be determined under Section 5.3.

(e)          Depletable Properties. As of the Effective Date, DHI US is making a Capital Contribution to the Company of depletable properties with respect to which DHI US has an adjusted tax basis that may consist in part of depletable expenditures and in part of expenditures capitalized under Code sections 616(b), 291(b) and 59(e). For purposes of maintaining Capital Accounts, the Company's deductions with respect to contributed property in each year for depletion, deferred development expenditures under section 616(b) of the Code attributable to pre-contribution expenditures, amortization under section 291(b) of the Code attributable to pre-contribution expenditures, and amortization under section 59(e) of the Code attributable to pre-contribution expenditures shall be (i) the amount of the corresponding item determined for tax purposes under Section 4.4; multiplied by (ii) the ratio of (A) the book value at which the contributed property is recorded in the Capital Accounts, to (B) the adjusted tax basis of the contributed property (including basis resulting from capitalization of pre-contribution development expenditures under Code sections 616(b), 291(b), and 59(e)).

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(f)          Restatement of Capital Accounts. As determined by the Management Committee, upon the occurrence of an event described in Treasury Regulations section 1.704-1(b)(2)(iv)(f)(5), the Capital Accounts of the Members shall be restated under Treasury Regulations section 1.704-1(b)(2)(iv)(f) to reflect the manner in which unrealized items of Profit and Loss inherent in the Assets (that previously has not been reflected in the Capital Accounts) would be allocated among the Members if the Assets were sold in a taxable disposition for their fair market values as determined under Section 5.3. For purposes of Section 3.2, a Member shall be treated as contributing the portion of the book value of any property that is credited to the Member's Capital Account under the preceding sentence. After a revaluation under this Section 5.1(f), each Member's share of depreciation, depletion (including percentage depletion and cost depletion), amortization and gain or loss, as computed for tax purposes, with respect to property that has been revalued under this Section 5.1(f) shall be determined in accordance with the principles of Code section 704(c) as applied under Section 4.3.

5.2          Liquidation. After the dissolution, and effective upon the liquidation of the Company, the liquidator shall cause the Capital Accounts of the Members to be restated in accordance with Section 5.1(f) to reflect any items of Profit or Loss that would be realized by the Company and allocated to the Members under Article III if the Assets were sold at the time of liquidation for their fair market values as determined under Section 5.3.

5.3          Fair Market Values. For purposes of Sections 5.1(d)(ii), 5.1(f) and 5.2, the fair market values of any Assets as of the time of determination shall be determined by the Management Committee.

5.4          Modifications. This Article V and the other provisions of this Exhibit C relating to the maintenance of Capital Accounts and allocations of items of Profit and Loss are intended to comply with Treasury Regulations section 1.704-1(b), and shall be interpreted and applied in a manner consistent with those Treasury Regulations. If the Management Committee determines that it is prudent to modify the manner in which Capital Accounts, or any debits or credits to Capital Accounts, are computed in order to comply with those Treasury Regulations, then the Management Committee may make the prudent modifications if the modifications are not likely to have a material effect on the amount distributable to any Member upon liquidation of the Company under Section 7.2 of the Agreement.

5.5          Deemed Termination. Notwithstanding Section 5.2, if a deemed liquidation of the Company results from a deemed termination under section 708(b)(1)(B) of the Code, then (i) Section 5.2 of this Exhibit C and Section 7.2 of the Agreement shall not apply, and (ii) for income tax purposes only (A) the Company shall be deemed to have contributed its assets to a new partnership in exchange for an interest in the new partnership, and then deemed to have immediately distributed its interest in the new partnership to the purchaser in the transaction causing the deemed liquidation and the non-transferring Members in proportion to their respective Interests and in liquidation of the Company, and (B) the new partnership shall continue under the terms of this Agreement, including this Exhibit C.